As filed with the Securities and Exchange Commission on April 11, 2000
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                      and Post-Effective Amendment No. 1 to
                      Registration Statement No. 333-49143

                             ----------------------

STATE STREET CORPORATION                     MASSACHUSETTS                   04-2456637
STATE STREET CAPITAL TRUST II                  DELAWARE                      13-7147835
STATE STREET CAPITAL TRUST III                 DELAWARE                      13-7147836
STATE STREET CAPITAL TRUST IV                  DELAWARE                      06-6492651
(Exact name of each registrant     (State or other jurisdiction           (I.R.S. Employer
as specified in its charter)     of incorporation or organization)      Identification Number)

                             ----------------------

                               225 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 786-3000
               (Address, including zip code, and telephone number,
     including area code, of each registrant's principal executive offices)

                             ----------------------

                         MAUREEN SCANNELL BATEMAN, ESQ.
                  Executive Vice President and General Counsel
                            State Street Corporation
                               225 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 786-3000
          (Name and address, including zip code, and telephone number, including area code, of agent for service of process for each registrant)

                             ----------------------

                                 With copies to:

         MARK V. NUCCIO, ESQ.                    B. ROBBINS KIESSLING, ESQ.
             Ropes & Gray                          Cravath, Swaine & Moore
        One International Place              Worldwide Plaza, 825 Eighth Avenue
     Boston, Massachusetts  02110                 New York, New York  10019
            (617) 951-7000                             (212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |X|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                                                           Proposed maximum        Proposed maximum     Amount of
         Title of each class of                          Amount to      offering price per unit   aggregate offering   registration
       securities to be registered                   be registered (1)            (2)                price (1)(3)        fee (3)
------------------------------------------------------------------------------------------------------------------------------------
Debt Securities of State Street Corporation (4)
 ..................................................
Preferred Stock of State Street Corporation, no
par value (5) (6) ................................
Depositary Shares  (6) ...........................
Common Stock of State Street Corporation, par
value $1.00 per share (7) ........................
Warrants (8) .....................................
Capital Securities of State Street Capital Trust II
(9) ..............................................        (11)                    (11)                    (11)             (11)
Capital Securities of State Street Capital Trust
III (9) ..........................................
Capital Securities Of State Street Capital Trust
IV (9) ...........................................
Guarantees of Capital Securities of State Street
Capital Trust II, State Street Capital Trust III
and State Street Capital Trust IV by State Street
Corporation and certain back-up undertakings
(10) .............................................
------------------------------------------------------------------------------------------------------------------------------------
Total                                                $1,000,000,000 (1)          100%               $1,000,000,000 (1)  $211,200 (3)
------------------------------------------------------------------------------------------------------------------------------------

(1) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If Debt Securities are issued at original issue discount, State Street Corporation may issue such higher principal amount as may be sold for an initial public offering price of up to $1,000,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. Pursuant to Rule 429 under the Securities Act of 1933, $200,000,000 of debt securities and preferred stock are being carried forward from Registration Statement No. 333-49143 for inclusion in the Prospectus filed herewith. The aggregate amount of the Common Stock issued hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.
(3) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. A registration fee of $68,966 has been previously paid with respect to the debt securities and preferred stock being carried forward from Registration Statement No. 333-49143.
(4) Subject to note (1) above, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold, from time to time at indeterminate prices, by the Registrant.
(5) Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold, from time to time at indeterminate prices, by the Registrant.
(6) Subject to note (1) above, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event the Registrant elects to offer to the public fractional interest in shares of Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and the shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement.
(7) Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold, from time to time at indeterminate prices, by the Registrant.
(8) Subject to note (1) above, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock or Common Stock registered hereunder.
(9) Subject to note (1) above, there is being registered hereunder an indeterminate number of Capital Securities of State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV and an indeterminate principal amount of Junior Subordinated Deferrable Interest Debentures. Junior Subordinated Deferrable Interest Debentures may be issued and sold to State Street Capital Trust II, State Street Capital Trust III or State Street Capital Trust IV. Such Junior Subordinated Deferrable Interest Debentures may later be distributed to the holders of Capital Securities upon termination of State Street Capital Trust II, State Street Capital Trust III or State Street Capital Trust IV and the distribution of assets thereof.
(10) Includes the obligations of State Street Corporation under (i) the Amended Trust Agreement of each of State Street Capital Trust II and State Street Capital Trust III and The Trust Agreement of State Street Capital Trust IV, (ii) the Guarantees issued with respect to the Capital Securities issued by such Trusts, (iii) the Junior Subordinated Deferrable Interest Debentures purchased by such Trust and the related Indenture, including the agreement of State Street Corporation (contained in each Amended and Restated Trust Agreement contained in the Supplemental Indenture) to pay all trust obligations other than the Capital Securities and the Common Securities, all as described in the Base Prospectus and the Prospectus Supplement included in this Registration Statement. No separate consideration will be received for these obligations or for the Guarantees.
(11) Not applicable pursuant to General Instruction II.D. of Form S-3.

                             ----------------------

This Registration Statement, which is a new Registration Statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-49143 of State Street Corporation which was declared effective on April 15, 1998. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement also constitutes a Prospectus for Registration Statement No. 333-49143; the $200,000,000 aggregate amount of debt securities and preferred stock remaining unsold from Registration Statement No. 333-49143 will be combined with the Capital Securities, Common Stock, Debt Securities, Preferred Stock and Guarantees to be registered pursuant to this Registration Statement to enable State Street Corporation to offer an aggregate amount of $1,000,000,000 of any combination of its Common Stock, Debt Securities and Preferred Stock and to enable State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV to offer an aggregate amount of $1,000,000,000 of Capital Securities pursuant to this combined Prospectus.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                EXPLANATORY NOTE

      This Registration Statement contains three forms of Prospectus: (a) one to be used in connection with the offering and sale of Debt Securities, and Warrants to purchase Debt Securities, including any Preferred Stock, and Common Stock into which the Debt Securities may be convertible; (b) one to be used in connection with the offering and sale of Common Stock, Depositary Shares and Preferred Stock, and Warrants to purchase such securities, including any such shares into which the Preferred Stock or Depositary Shares may be convertible; and (c) one to be used in connection with the offering and sale of Capital Securities issued by Delaware statutory business trusts, the common Securities of which are owned by State Street.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These Securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   Subject to Completion, Dated       , 2000

                                 $1,000,000,000

                            State Street Corporation

                                 Debt Securities
                                    Warrants

                             ----------------------

      State Street Corporation, a Massachusetts corporation, may offer and sell:

o     Debt Securities
o     Warrants

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

      A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

      This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus or the prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                 The date of this Prospectus is         , 2000.

                              --------------------

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the securities in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your securities; and
o the accompanying prospectus supplement, which describes the terms of the securities.

      If the terms of your securities vary between the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

o     the prospectus supplement; and
o     the prospectus.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                              --------------------

      Neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................4
WHERE YOU CAN FIND MORE INFORMATION............................................4
FORWARD-LOOKING STATEMENTS.....................................................6
STATE STREET CORPORATION.......................................................7
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES...............................7
USE OF PROCEEDS................................................................7
DESCRIPTION OF DEBT SECURITIES.................................................7
      General     .............................................................8
      Registration and Transfer................................................9
      Payment and Place of Payment............................................10
      Events of Default.......................................................10
      Modification and Waiver.................................................11
      Consolidation, Merger and Sale of Assets................................12
      Regarding the Trustee...................................................12
      International Offering..................................................12
      Limitation Upon Disposition of Voting Stock or Assets of State
        Street Bank...........................................................13
      Defeasance  ............................................................13
      Subordinated Debt Securities............................................13
      Governing Law...........................................................15
DESCRIPTION OF WARRANTS.......................................................15
      Offered Warrants........................................................15
      Further Information in Prospectus Supplement............................16
      Significant Provisions of the Warrant Agreements........................17
GLOBAL SECURITIES.............................................................18
      General     ............................................................18
      Book-Entry Issuance.....................................................20
PLAN OF DISTRIBUTION..........................................................22
VALIDITY OF SECURITIES........................................................23
EXPERTS.......................................................................23

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the debt securities or warrants described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the debt securities or warrants we may offer. Each time we sell debt securities or warrants, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "STATE STREET," "WE," "US," "OUR" or similar references mean State Street Corporation.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among others securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

      In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

                            Northeast Regional Office
                              7 World Trade Center
                                   Suite 1300
                            New York, New York 10048

                             Midwest Regional Office
                             500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov.

      You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

      This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

SEC FILINGS                                     PERIOD
-----------                                     ------

Annual Report on Form 10-K                      Year Ended December 31, 1999

Quarterly Report on Form 10-Q                   Quarter ended March 31, 1999
                                                Quarter ended June 30, 1999
                                                Quarter ended September 30, 1999

Current Report on Form 8-K                      Filed January 7, 2000

      We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at the address described previously. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                            State Street Corporation
                               225 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 664-3477

      We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

      This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

      These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including:

o future revenue may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by customers or future customers;

o changes in the savings rate of individuals that are invested in mutual funds or in defined contribution plans affect our revenues;

o fluctuations in worldwide securities market valuations may affect our revenues;

o changes in markets served, including the growth rate of U.S. mutual funds, the pace of debt issuance, outsourcing decisions, and mergers, acquisitions and consolidations among customers and competitors may affect our revenues;

o global and regional economic factors and changes or potential changes in laws and regulations affecting our business, including volatile currencies and changes in monetary policy, and social and political instability, could affect results of operations;

o market interest rate levels, the shape of the yield curve and the direction of interest rate changes affect net interest revenue and fiduciary compensation from securities lending;

o the degree of volatility in foreign exchange rates may affect the amount of foreign exchange trading revenue;

o the pace of pension reform and resulting programs including public and private pension schemes may affect the pace of revenue growth;

o future prices that we are able to obtain for our products may increase or decrease from current levels depending upon demand, our competitors' activities and the introduction of new products into the marketplace;

o the pace at which existing and new customers use additional services and assign additional assets to us for management or custody will affect future results;

o changes in business mix, including the mix of U.S. and non-U.S. business, may affect future results;

o     technological change may be more difficult or expensive then anticipated;
      and

o     changes may occur in securities markets.

                            STATE STREET CORPORATION

      We are a bank holding company organized under the laws of the Commonwealth of Massachusetts and a leading provider of services to institutional investors and investment managers worldwide. We were organized in 1970 and conduct our business principally through our subsidiary, State Street Bank and Trust Company, "STATE STREET BANK," which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. Our executive offices are located at 225 Franklin Street, Boston, Massachusetts 02110 (telephone (617) 786-3000).

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

      Our consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years:

                                               Year Ended December 31,
                                       ------------------------------------

                                       1999    1998    1997    1996    1995
                                       ----    ----    ----    ----    ----

Ratio of earnings to fixed charges     2.02x   1.77x   1.93x   1.95x   1.75x

                                 USE OF PROCEEDS

      We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include extending credit to, or funding investments in, our subsidiaries. The precise amounts and the timing of our use of the net proceeds will depend upon our subsidiaries' funding requirements and the availability of other funds. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to fund our subsidiaries. We and State Street Bank regularly investigate possible acquisitions.

                         DESCRIPTION OF DEBT SECURITIES

      The senior debt securities will be issued under an indenture dated as of August 2, 1993, the "SENIOR INDENTURE," between us and U.S. Bank Trust National Association, as successor senior trustee. The subordinated debt securities (other than the junior subordinated debentures) will be issued under an indenture that is expected to be entered into between us and U.S. Bank Trust National Association, as subordinated trustee, the "SUBORDINATED INDENTURE." A copy of each indenture is an exhibit to the registration statement that contains this prospectus.

      The following summaries of all material terms of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures, including the definitions of terms. The following summaries describe the general terms and provisions of the debt securities to be offered by any prospectus supplement. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in the prospectus supplement relating to such offered securities.

      The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated indebtedness of State Street. The subordinated debt securities will be unsecured and will be subordinated to all existing and future senior indebtedness and other financial obligations of State Street as described under

"Subordinated Debt Securities -- Subordination" beginning on page 13. Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. In addition, dividends, loans and advances from certain of our banking subsidiaries to us and our non-banking subsidiaries are restricted by federal and state statutes and regulations.

General

      We may issue the debt securities from time to time, without limitation as to aggregate principal amount and in one or more series. We expect from time to time to incur additional indebtedness that may be senior to the debt securities. Neither the indentures nor the debt securities will limit or otherwise restrict the amount of other indebtedness which may be incurred or other securities which may be issued by us or our subsidiaries, including indebtedness which may rank senior to the debt securities. The debt securities will not be secured.

      We may issue debt securities upon the satisfaction of conditions contained in the indentures. The applicable prospectus supplement will include the terms of that issue of debt securities, including:

o     the title and series designation;

o the aggregate principal amount and the limit, if any, on the aggregate principal amount or initial public offering price of the debt securities which may be issued under the applicable indenture;

o     any fixed or variable interest rate or rates per annum;

o     the date from which any interest shall accrue;

o     any interest payment dates;

o     whether the debt securities are senior or subordinated;

o     the stated maturity date;

o     whether the debt securities are to be issued in global form;

o     any sinking fund requirements;

o any provisions for redemption, the redemption price and any remarketing arrangements;

o     the minimum denominations;

o whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

o the place or places where payments or deliveries on the debt securities shall be made and the debt securities may be presented for registration of transfer or exchange;

o whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

o if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

o any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

o the person to whom any interest on the debt securities of the series shall be payable if other than the registered holder thereof;

o the manner in which the amount that shall be deemed to be the principal amount of the debt securities on or prior to the maturity date shall be determined;

o any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

o any additional or different covenants that apply to any debt securities of the series; and

o any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

      Please see the accompanying prospectus supplement or the terms sheet you have received or will receive for the terms of the specific debt securities we are offering. We may deliver this prospectus before or concurrently with the delivery of a terms sheet. We may issue debt securities under the indentures upon the exercise of warrants to purchase debt securities. Please see "Description of Warrants." Nothing in the indentures or in the terms of the debt securities will prohibit the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities.

      Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

      Debt securities may be issued as "ORIGINAL ISSUE DISCOUNT SECURITIES" which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. In the event that the maturity of any original issue discount security is accelerated, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the applicable prospectus supplement, the terms of such security and the relevant indenture, but will be an amount less than the amount payable at the maturity of the principal of such original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

      The indentures provide that without the consent of any holders, we and the trustee may enter into one or more supplemental indentures for certain purposes, including:

o to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indentures; and

o to add any additional events of default, in the case of the senior indenture, and events of default or defaults, in the case of the subordinated indenture.

      In the event any sinking fund is established for the retirement of debt securities of any series, we may satisfy all or any part of the sinking fund payments with debt securities of such series under certain circumstances and to the extent provided for by the terms of such debt securities.

      Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not protect holders in the event of a sudden decline in our creditworthiness that might result from a recapitalization, restructuring, or other highly leveraged transaction.

Registration and Transfer

      Unless otherwise indicated in the applicable prospectus supplement, we will issue each series of debt securities in registered form only, without coupons and in denominations of $1,000 or integral multiples thereof. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the office or agency of State Street maintained for such purpose.

      No service charge will be made for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

      Unless otherwise indicated in the applicable prospectus supplement, we will pay principal of and any premium and interest on the debt securities at the office or agency of State Street maintained for such purpose. However, at our option, we may pay any interest by check mailed to the holders of registered debt securities at their registered addresses.

Events of Default

      The following are "events of default" under the senior indenture and "defaults" under the subordinated indenture with respect to any series of debt securities:

o     default in the payment of any principal or premium when due;

o default in the payment of any interest when due, which continues for 30 days;

o     default in the deposit of any sinking fund payment when due;

o default in the performance of any other obligation contained in the senior indenture for the benefit of debt securities of that series, which continues for 60 days after written notice;

o acceleration of other indebtedness exceeding $20,000,000 of us or of State Street Bank, which is not annulled within 30 days after written notice;

o     specified events in bankruptcy, insolvency or reorganization; and

o any other default or event of default provided with respect to debt securities of that series.

      If an event of default under the senior indenture occurs and is continuing for any series of debt securities, the senior trustee or the holders of at least 25% in aggregate principal amount or issue price of the outstanding securities of that series may declare the principal amount of all the securities of that series, or any lesser amount provided for in the debt securities of that series, to be due and payable or deliverable immediately. At any time after the senior trustee or the holders have accelerated any series of debt securities, but before the senior trustee has obtained a judgment or decree for payment of money due or delivery of the maturity consideration, the holders of a majority in aggregate principal amount or issue price of outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration.

      Under the subordinated indenture, an "event of default" is limited to certain events involving the bankruptcy, insolvency or reorganization of State Street. The subordinated debt securities will automatically be accelerated upon the occurrence of an "event of default" resulting from bankruptcy, insolvency or reorganization. There is no right of acceleration in the case of a default in the performance of any covenant with respect to the subordinated debt securities, including the payment of interest and principal or the delivery of the maturity consideration.

      The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive an event of default with respect to that series, except a default:

o in the payment of any amounts due and payable or deliverable under the debt securities of that series; or

o in an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

      The holders of a majority in principal amount or issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee or exercising any trust or power conferred on the trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any direction.

      A holder of any debt security of any series will have the right to institute a proceeding with respect to the indenture or for any remedy thereunder, if:

o that holder previously gives to the trustee written notice of a continuing event of default with respect to debt securities of that series;

o the holders of not less than 25% in aggregate principal amount or issue price of the outstanding debt securities of that series also shall have offered the trustee reasonable indemnity and made written request to the trustee to institute such proceeding as trustee;

o the trustee shall not have received from the holders of a majority in principal amount or issue price of the outstanding debt securities of that series a direction inconsistent with such request; and

o     the trustee shall have failed to institute such proceeding within 60 days.

      However, any holder of a debt security has the absolute right to institute suit for any defaulted payment after the due dates for payment under that debt security.

      We are required to furnish to the trustees annually a statement as to the performance of our obligations under the indentures and as to any default in such performance.

Modification and Waiver

      Each indenture may be modified and amended by us and the applicable trustee with the consent of holders of at least 66 2/3% in principal amount or issue price of each series of debt securities affected. However, without the consent of each holder of any debt security affected, we may not amend or modify any indenture to:

o change the stated maturity date of the principal or any installment of principal or interest on, any debt security;

o reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, any debt security;

o reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity;

o change the place or currency of payment of principal of, or any premium or interest on, any debt security;

o impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security;

o in the case of the subordinated indenture, modify the subordination provisions in a manner adverse to the holders of the subordinated debt securities;

o reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

o reduce the percentage in principal amount of debt securities of any series, the consent of whose holders is required to waive any past default.

      The holders of at least a majority in principal amount of the outstanding debt securities of any series may, with respect to that series, waive past defaults under the applicable indenture, except as described under "-- Events of Default" beginning on page 10.

Consolidation, Merger and Sale of Assets

      Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that:

o the resulting corporation, if other than us, is a corporation organized and existing under the laws of the United States of America or any U.S. state and assumes all of our obligations on the debt securities under the indentures;

o we are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures; and

o     certain other conditions are met.

Regarding the Trustee

      U.S. Bank Trust National Association is the trustee under both the senior indenture and the subordinated indenture. We and certain of our subsidiaries, including State Street Bank, maintain banking relations with the trustee in the ordinary course of business.

International Offering

      If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Such debt securities may be issued in bearer form and will be described in the applicable prospectus supplement. In connection with any offering outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

      Debt securities issued outside the United States may be subject to certain selling restrictions which will be described in the applicable prospectus supplement. These debt securities may be listed on one or more foreign stock exchanges as described in the applicable prospectus supplement. Special United States tax and other considerations, if any, applicable to an offering outside the United States will be described in the applicable prospectus supplement.

Limitation Upon Disposition of Voting Stock or Assets of State Street Bank

      The senior indenture prohibits us and State Street Bank, so long as any of the senior debt securities are outstanding, from selling or otherwise disposing of, or granting a security interest in or permitting the issuance of, any voting stock or any security convertible or exercisable into voting stock of State Street Bank or any of our subsidiaries that owns voting stock or any security convertible or exercisable into voting stock of State Street Bank.

      This restriction does not apply to dispositions made by us or any subsidiary:

o if such disposition or issuance is for fair market value as determined by our Board of Directors; and

o if after giving effect to such disposition or issuance and any potential dilution, we and our wholly-owned subsidiaries will own directly not less than 80% of the voting stock of such principal constituent bank or any subsidiary which owns a principal constituent bank.

      The subordinated indenture does not contain a similar restriction on our ability to engage in or permit such transactions to occur.

Defeasance

      We may terminate or "defease" our obligations under the indentures of any series of debt securities by taking certain steps, including:

o depositing irrevocably with the trustee as trust funds in trust in each case in an amount, in U.S. dollars or U.S. government obligations, which through the payment of interest, principal or premium, if any, in respect thereof in accordance with their terms will provide an amount sufficient to pay the entire amount of the debt securities;

o delivering an opinion of independent counsel that the holders of the debt securities of such series will have no federal income tax consequences as a result of such deposit and termination;

o no event of default under the senior indenture or default under the subordinated indenture may exist or be caused by the defeasance; and

o the defeasance shall not cause an event of default under any of our other agreements or instruments.

Subordinated Debt Securities

      The subordinated debt securities will be our direct, unsecured obligations. Unless otherwise specified in the applicable prospectus supplement, the subordinated debt securities will rank equally with all of our outstanding subordinated indebtedness that is not specifically stated to be junior to the subordinated debt securities.

      Subordination

      The subordinated debt securities will be subordinated in right of payment to all "senior indebtedness," as defined below. In certain events of insolvency, payments on the subordinated debt securities will also be effectively subordinated in right of payment to all "other financial obligations," as defined on the next page. In certain circumstances relating to our liquidation, dissolution, winding up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. If, after all payments have been made to the holders of senior indebtedness, (A) there are amounts available for payment on the subordinated debt securities and (B) any person entitled to payment according to the terms of our other financial obligations, as defined beginning on page 14, has not received full payment, then amounts available for payments on the subordinated debt securities will first be used to pay in full such other financial obligations before any payment may be made on the subordinated debt securities.

      In the event of the acceleration of the maturity of any debt securities, all senior indebtedness and other financial obligations will have to be repaid before any payment can be made on the subordinated debt securities.

      In addition, no payment may be made on the subordinated debt securities in the event:

o there is a default in any payment or delivery with respect to any senior indebtedness; or

o there is an event of default with respect to any senior indebtedness which permits the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness.

      By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities. By reason of the obligation of the holders of subordinated debt securities to pay over any amount remaining after payment of senior indebtedness to persons in respect of our other financial obligations, in the event of insolvency, holders of our existing subordinated indebtedness may recover more, ratably, than the holders of subordinated debt securities.

      Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, "SENIOR INDEBTEDNESS" is defined in the subordinated indenture as the principal of, premium, if any, and interest on:

o all of our "indebtedness" as defined below, except (A) subordinated debt securities issued under the subordinated indenture, (B) such indebtedness that is expressly stated to be junior in right of payment to the subordinated debt securities and (C) indebtedness that is expressly stated to rank equal with the subordinated debt securities; and

o     any deferrals, renewals or extensions of any senior indebtedness.

      The term "INDEBTEDNESS" means indebtedness, whether secured or unsecured, for which we or any corporation that succeeds to our business as permitted under the subordinated indenture, is liable directly or indirectly by guarantee, letter of credit, obligation to purchase or otherwise:

o     for borrowed money; or

o incurred in connection with the acquisition by us of assets other than in the ordinary course of business.

      Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities offered thereby, "OTHER FINANCIAL OBLIGATIONS" means:

o     our obligations under direct credit substitutes;

o our obligations, or any obligation directly or indirectly guaranteed by us, for purchased money or funds;

o any of our deferred obligations, or any such obligations directly or indirectly guaranteed by us, incurred in connection with the acquisition by us of assets; and

o all of our obligations to make payment pursuant to the terms of financial instruments, such as: (A) securities contracts and foreign currency exchange contracts; (B) derivative instruments, such as swap agreements, including interest rate and foreign exchange rate swap agreements, cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts; and (C) similar financial instruments, other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equal with or subordinate to the subordinated debt securities, including our existing subordinated indebtedness.

      As of December 31, 1999, we had approximately $2 million in subordinated debt outstanding and approximately $250 million of senior indebtedness and other financial obligations outstanding.

      The subordinated indenture does not limit or prohibit the incurrence by us or any of our subsidiaries, including State Street Bank, of additional senior indebtedness or other financial obligations, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent date.

      The subordinated debt securities shall rank equal in right of payment with each other and with our 7.75% Convertible Subordinated Debentures, "EXISTING SUBORDINATED INDEBTEDNESS," subject to the obligations of the holders of subordinated debt securities to pay over amounts remaining after payment of senior indebtedness to persons in respect of other financial obligations.

      The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

      Restrictive Covenants

      The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

Governing Law

      Both indentures are, and the senior debt securities and subordinated debt securities will be, governed by and construed in accordance with the laws of the state of New York.

                             DESCRIPTION OF WARRANTS

Offered Warrants

      We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with one or more additional warrants or debt securities or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants' expiration date. Universal warrants issued in the United States may not be so separated prior to the 91st day after the issuance of the unit, unless otherwise specified in the applicable prospectus supplement.

      Debt Warrants. We may issue, together with debt securities or separately, warrants for the purchase of debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a "DEBT WARRANT."

      Universal Warrants. We may also issue warrants to purchase or sell, on terms to be determined at the time of sale:

o securities of an entity not affiliated with us, a basket of those securities, an index or indices of those securities or any combination of the above;

o     currencies; or

o     commodities.

      We refer to the property in the above clauses as "WARRANT PROPERTY." We refer to this type of warrant as a "UNIVERSAL WARRANT." We may satisfy our obligations, if any, with respect to any universal warrants by delivering the warrant property or, in the case of warrants to purchase or sell securities or commodities, the cash value of the securities or commodities, as described in the applicable prospectus supplement.

Further Information in Prospectus Supplement

      General Terms of Warrants

      The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

o the specific designation and aggregate number of, and the price at which we will issue, the warrants;

o     the currency with which the warrants may be purchased;

o the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

o whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any debt security included in that unit;

o     any applicable material United States federal income tax consequences;

o the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, determination, or other agents;

o the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

o     information with respect to book-entry procedures, if any;

o     the antidilution provisions of the warrants, if any;

o     any redemption or call provisions;

o whether the warrants are to be sold separately or with other securities as parts of units; and

o     any other terms of the warrants.

      Additional Terms of Debt Warrants

      The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any debt warrants:

o the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

o if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of the debt warrants issued with each of the debt securities;

o if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable; and

o the principal amount of debt securities purchasable upon exercise of each debt warrant, the price at which and the currency in which the debt securities may be purchased and the method of exercise.

      Additional Terms of Universal Warrants

      The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any universal warrants:

o whether the universal warrants are put warrants or call warrants and whether you or we will be entitled to exercise the warrants;

o the specific warrant property, and the amount or the method for determining the amount of the warrant property, purchasable or saleable upon exercise of each universal warrant;

o the price at which and the currency with which the underlying securities, currencies or commodities may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

o whether the exercise price may be paid in cash, by the exchange of any other security offered with the universal warrants or both and the method of exercising the universal warrants; and

o whether the exercise of the universal warrants is to be settled in cash or by delivery of the underlying securities, commodities, or both.

Significant Provisions of the Warrant Agreements

      We will issue the warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in the prospectus supplement for the warrants. The forms of warrant agreements are filed as exhibits to the registration statement. The following summaries of significant provisions of the warrant agreements and the warrants are not intended to be comprehensive and holders of warrants should review the detailed provisions of the relevant warrant agreement for a full description and for other information regarding the warrants.

      Modifications Without Consent of Warrantholders

      We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

o     cure any ambiguity;

o     cure, correct or supplement any defective or inconsistent provision; or

o amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

      Enforceability of Rights of Warrantholders

      The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other warrant property, if any, purchasable upon exercise of the warrants, including, without limitation, the right to receive the payments on those debt securities or other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

      Registration and Transfer of Warrants

      Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

      Governing Law

      The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                                GLOBAL SECURITIES

General

      The debt securities may be issued in whole or in part in the form of one or more fully registered global securities, each a "GLOBAL SECURITY," that will be deposited with, or on behalf of, a depository which, unless otherwise indicated in the applicable prospectus supplement for such series, will be DTC. Unless and until it is exchanged in whole or in part for offered securities in definitive form, a global security may not be transferred except as a whole in the following manner: (1) by the depository for such global security to a nominee of such depository or (2) by a nominee of such depository to such depository or another nominee of such depository or (3) by such depository or any such nominee to a successor of such depository or a nominee of such successor or (4) in the manner provided in the final paragraph under this heading.

      The specific terms of the depository arrangement with respect to any debt securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.

      Upon the issuance of a global security with or on behalf of the depository, the depository for such global security will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depository, each such person, a "PARTICIPANT," which may include Euroclear and Cedel. The accounts to be credited shall be designated by the dealers, underwriters or agents participating in the distribution of such debt securities or by us if we have offered and sold such debt securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

      Ownership of a beneficial interest in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository for such global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a global security.

      So long as the depository for a global security, or its nominee, is the holder of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have debt securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of offered securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depository for such global security would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

      Payments of principal of or premium, if any, and interest, if any, on debt securities represented by a global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such debt securities. None of State Street, the trustee for such offered securities, any paying agent for such offered securities or the securities registrar, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such offered securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that the depository for any debt securities represented by a global debt security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. We also expect that payments by participants to owners of beneficial interests in such global debt security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

      No global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a global debt security in whole or in part may be registered, in the name of any person other than the depository for such global debt security or a nominee thereof unless:

      (a) such depository has notified us that it is unwilling or unable to continue as depository for such global debt security or has ceased to be a clearing agency registered under the Exchange Act;

      (b) there shall have occurred and be continuing an event of default or a default, as the case may be, with respect to such global debt security; or

      (c) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose as contemplated by the indentures.

Book-Entry Issuance

      We expect DTC to act as securities depository for all of the debt securities. The debt securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). DTC will thus be the only registered holder of the debt securities and will be considered the sole owner of the debt securities for purposes of the declaration. One or more fully-registered global certificates will be issued for the debt securities, representing in the aggregate the aggregate principal balance of debt securities.

      In this prospectus and the accompanying prospectus supplement, for book-entry debt securities, references to actions taken by debt security holders will mean actions taken by DTC upon instructions from its participants, and reference to payments and notices of redemptions to debt security holders will mean payments and notices of redemption to DTC as the registered holder of the debt securities for distribution to the participants in accordance with DTC's procedures.

      DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "DIRECT PARTICIPANTS" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

      Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security, each, a "BENEFICIAL OWNER," is in turn to be recorded on the direct and indirect participants' records, including Euroclear and Cedel. DTC will maintain accounts showing the debt security holdings of its participants, and these participants will in turn maintain accounts showing the debt security holdings of their customers. Some of these customers may themselves be securities intermediaries holding debt securities for their customers. Thus, each beneficial owner of a book-entry debt security will hold that debt security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom." Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

      Transfers between participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      Cross-market transfers between participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depository; however, such cross-market transaction will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the debt securities in DTC, and making or receiving payment in accordance with normal procedures and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

      Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a debt security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a debt security by or through a Euroclear or Cedel Participant to a Participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

      DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices will be sent to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

      Although voting with respect to the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the debt securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. Such omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such or debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

      Distribution payments on the debt securities will be made by the relevant trustee to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee or State Street, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

      DTC may discontinue providing its services as securities depository with respect to any of the debt securities at any time by giving reasonable notice to the relevant trustee and to us. Under such circumstances, in the event that a successor securities depository is not obtained, definitive certificates representing such debt securities are required to be printed and delivered. Additionally, we, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in aggregate principal amount of debt securities may determine to discontinue the system of book-entry transfers through DTC. In any event, definitive certificates for such debt securities will be printed and delivered.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                              PLAN OF DISTRIBUTION

      We may sell securities:

o to the public through a group of underwriters managed or co-managed by, one or more underwriters, which may be affiliates;

o     through one or more agents, which may be affiliates; or

o     directly to purchasers.

      The distribution of the securities may be effected from time to time in one or more transactions:

o     at a fixed price, or prices, which may be changed from time to time;

o     at market prices prevailing at the time of sale;

o     at prices related to such prevailing market prices; or

o     at negotiated prices.

      Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

      The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

o     the name of the agent or the name or names of any underwriters;

o     the public offering or purchase price;

o any discounts and commissions to be allowed or paid to the agent or underwriters;

o     all other items constituting underwriting compensation;

o     any discounts and commissions to be allowed or paid to dealers; and

o     any exchanges on which the securities will be listed.

      Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

      We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

      If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities or warrants from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

o the purchase by an institution of the debt securities or warrants covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

o if the debt securities or warrants are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such debt securities or warrants not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

      Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

      Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

      The securities will be new issues of securities and will have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

                             VALIDITY OF SECURITIES

      Unless the applicable prospectus supplement indicates otherwise, certain legal matters will be passed upon by Ropes & Gray for State Street and for the underwriters by Cravath, Swaine & Moore. Ropes & Gray will rely as to all matters of New York law on the opinion of Cravath, Swaine & Moore. Truman S. Casner, a partner of Ropes & Gray, is a director of State Street. Mr. Casner owns beneficially a total of 17,204 shares of common stock of State Street. Ropes & Gray performs services for State Street from time to time.

                                     EXPERTS

      The consolidated financial statements of State Street Corporation incorporated by reference in State Street Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1999 and March 31, 1998, the six-month periods ended June 30, 1999 and June 30, 1998, and the nine-month periods ended September 30, 1999 and September 30, 1998, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in State Street Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30 1999, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                            STATE STREET CORPORATION

                                 $1,000,000,000

                                 DEBT SECURITIES
                                    WARRANTS

                              --------------------

                                   PROSPECTUS
                                         , 2000

                              --------------------

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

      We are not offering the debt securities in any state where the offer is not permitted.

      We do not claim the accuracy of the information in this prospectus as of any date other than the dates stated on the cover.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, Dated         , 2000

                                 $1,000,000,000

                            State Street Corporation

                                  Common Stock
                                 Preferred Stock
                                Depositary Shares
                                    Warrants

                             ----------------------

State Street Corporation may offer and sell:

o     Common Stock
o     Preferred Stock
o     Depositary Shares
o     Warrants

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

      A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

      This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

Neither the SEC nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                 The date of this Prospectus is         , 2000.

                              --------------------

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the securities in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your securities; and
o the accompanying prospectus supplement, which describes the terms of the securities.

      If the terms of your securities vary between the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

o     the prospectus supplement; and
o     the prospectus.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                              --------------------

      Neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS......................................................... 4
WHERE YOU CAN FIND MORE
  INFORMATION................................................................. 4
FORWARD-LOOKING STATEMENTS.....................................................6
STATE STREET CORPORATION.......................................................7
CONSOLIDATED RATIOS OF EARNINGS TO
  FIXED CHARGES................................................................7
USE OF PROCEEDS................................................................7
DESCRIPTION OF PREFERRED STOCK.................................................7
  General......................................................................7
  Rank.........................................................................8
  Dividends....................................................................8
  Rights Upon Liquidation......................................................9
  Redemption...................................................................9
  Voting Rights...............................................................10
  Conversion Rights...........................................................10
  Exchangeability.............................................................10
  Transfer Agent and Registrar................................................10
DESCRIPTION OF DEPOSITARY SHARES..............................................10
  General.....................................................................10
  Dividends and Other Distributions...........................................11
  Withdrawal of Stock.........................................................11
  Redemption of Depositary Shares.............................................11
  Voting the Preferred Stock..................................................11
  Amendment and Termination of the Deposit Agreement..........................12
  Charges of Depositary.......................................................12
  Resignation and Removal of Depositary.......................................12
  Notices.....................................................................12
  Limitation of Liability.....................................................12
  Inspection of Books.........................................................13
DESCRIPTION OF COMMON STOCK...................................................13
  General.....................................................................13
  Shareholders' Rights Plan...................................................13
  Transfer Agent and Registrar................................................14
  Restrictions on Ownership...................................................14
DESCRIPTION OF WARRANTS.......................................................14
PLAN OF DISTRIBUTION..........................................................15
VALIDITY OF SECURITIES........................................................16
EXPERTS.......................................................................16

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the common stock, preferred stock or warrants described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the common stock, preferred stock or warrants we may offer. Each time we sell common stock, preferred stock or warrants, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

      Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "STATE STREET," "WE," "US," "OUR" or similar references mean State Street Corporation.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among others securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

      In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

                            Northeast Regional Office
                              7 World Trade Center
                                   Suite 1300
                            New York, New York 10048

                             Midwest Regional Office
                             500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

      You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

      The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov.

      You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

      This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

SEC FILINGS                                     PERIOD
-----------                                     ------

Annual Report on Form 10-K                      Year Ended December 31, 1999

Quarterly Report on Form 10-Q                   Quarter ended March 31, 1999
                                                Quarter ended June 30, 1999
                                                Quarter ended September 30, 1999

Current Report on Form 8-K                      Filed January 7, 2000

      We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

      You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at the address described previously. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                            State Street Corporation
                               225 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 664-3477

      We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

      These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including:

o future revenue may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by customers or future customers;

o changes in the savings rate of individuals that are invested in mutual funds or in defined contribution plans affect our revenues;

o fluctuations in worldwide securities market valuations may affect our revenues;

o changes in markets served, including the growth rate of U.S. mutual funds, the pace of debt issuance, outsourcing decisions, and mergers, acquisitions and consolidations among customers and competitors may affect our revenues;

o global and regional economic factors and changes or potential changes in laws and regulations affecting our business, including volatile currencies and changes in monetary policy, and social and political instability, could affect results of operations;

o market interest rate levels, the shape of the yield curve and the direction of interest rate changes affect net interest revenue and fiduciary compensation from securities lending;

o the degree of volatility in foreign exchange rates may affect the amount of foreign exchange trading revenue;

o the pace of pension reform and resulting programs including public and private pension schemes may affect the pace of revenue growth;

o future prices that we are able to obtain for our products may increase or decrease from current levels depending upon demand, our competitors' activities and the introduction of new products into the marketplace;

o the pace at which existing and new customers use additional services and assign additional assets to us for management or custody will affect future results;

o changes in business mix, including the mix of U.S. and non-U.S. business, may affect future results;

o     technological change may be more difficult or expensive then anticipated;
      and

o     changes may occur in securities markets.

                            STATE STREET CORPORATION

      We are a bank holding company organized under the laws of the Commonwealth of Massachusetts and a leading provider of services to institutional investors and investment managers worldwide. We were organized in 1970 and conduct our business principally through our subsidiary, State Street Bank and Trust Company, "STATE STREET BANK," which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. Our executive offices are located at 225 Franklin Street, Boston, Massachusetts 02110 (telephone (617) 786-3000).

    CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

      Our consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years:

                                                Year Ended December 31,
                                           --------------------------------

                                           1999   1998   1997   1996   1995
                                           ----   ----   ----   ----   ----
Ratio of earnings to fixed charges ......  2.02x  1.77x  1.93x  1.95x  1.75x

                                 USE OF PROCEEDS

      We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or term sheet relating to a specific issue of securities. Our general corporate purposes may include extending credit to, or funding investments in, our subsidiaries. The precise amounts and the timing of our use of the net proceeds will depend upon our subsidiaries' funding requirements and the availability of other funds. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds to reduce our short-term indebtedness or for temporary investments. We expect that we will, on a recurrent basis, engage in additional financings as the need arises to finance our growth, through acquisitions or otherwise, or to fund our subsidiaries. We and State Street Bank regularly investigate possible acquisitions.

DESCRIPTION OF PREFERRED STOCK

      The following summary contains a description of the general terms of the preferred stock, the "PREFERRED STOCK," that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Restated Articles of Incorporation, as amended, "ARTICLES OF INCORPORATION," and the certificate of designation which will be filed with the SEC in connection with the offering of the series of preferred stock.

General

      Our articles of incorporation permit our board of directors to authorize the issuance of up to 3,500,000 shares of preferred stock, without par value, in one or more series, without shareholder action. The board of directors can determine the rights, preferences and limitations of each series. Therefore, without shareholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. None of our preferred stock is currently outstanding.

      The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

o the designation and stated value per share of the preferred stock and the number of shares offered;

o     the amount of liquidation preference per share;

o     the price at which the preferred stock will be issued;

o the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

o     any redemption or sinking fund provisions;

o     any conversion provisions;

o whether we have elected to offer depositary shares as described under "Description of Depositary Shares;" and

o any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

      The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

      As described under "Description of Depositary Shares," we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

      Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:

o senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock, the "JUNIOR SECURITIES;"

o equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock, the "PARITY SECURITIES;" and

o junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

      Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

      Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

      No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

      Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

      If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

      Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization may be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

      A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

      In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

      On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

      Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

      Under current regulations, bank holding companies may exercise an option to redeem shares of preferred stock included as Tier 1 capital, or exchange the preferred stock for debt securities, without the prior approval of the Federal Reserve Board, if the bank holding company will remain well capitalized, received a composite rating of 1 or 2 on its most recent BOPEC inspection and is not the subject of any unresolved supervisory issues.

Voting Rights

      Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as set forth below or as otherwise required by law or in our articles of organization.

      Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors because dividends on such series are in arrears, such series may then be deemed a "class of voting securities" and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a "controlling influence" over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Conversion Rights

      Shares of preferred stock of any series may not be exchanged for or converted, mandatorily or otherwise, into shares of common stock, but may be exchanged for or converted, mandatorily or otherwise, into shares of another series of preferred stock.

Exchangeability

      The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

Transfer Agent and Registrar

      Unless otherwise indicated in the applicable prospectus supplement, Equiserve Limited Partnership, an affiliate of State Street, will be the transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of the preferred stock.

                        DESCRIPTION OF DEPOSITARY SHARES

General

      We may, at our option, elect to offer fractional shares of preferred stock, "DEPOSITARY SHARES," rather than full shares of preferred stock. If we do, we will issue to the public receipts, called "DEPOSITARY

RECEIPTS," for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

      The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement, the "DEPOSIT AGREEMENT," between us and the depositary named in the prospectus supplement, the "DEPOSITARY." Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

      The following summary of certain provisions of the deposit agreement is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the deposit agreement. Whenever particular sections of the deposit agreement are referred to, it is intended that the sections shall be incorporated by reference in this prospectus. You should read copies of the forms of deposit agreement and depositary receipt filed as exhibits to the registration statement which contains this prospectus.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

      If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

      Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

      Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

      After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

      Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Amendment and Termination of the Deposit Agreement

      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the depositary shares then outstanding.

      We or the depositary may terminate the deposit agreement only if:

o     all outstanding depositary shares have been redeemed; or

o there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

      The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

      Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary under the deposit agreement will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

      Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

                           DESCRIPTION OF COMMON STOCK

General

      We have 250,000,000 shares of common stock, $1.00 par value per share, authorized, of which 159,590,000 shares were outstanding as of December 31, 1999.

      Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive pro rata our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

      Our preferred stock has, or upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors.

      Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. See "Description of Preferred Stock" and "Description of Existing Preferred Stock." Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

      The affirmative vote of not less than 80% of our outstanding voting stock, voting separately as a class, is required for certain business combinations between us and/or our subsidiaries and persons owning 10% or more of our voting stock. See "Selected Provisions in our Articles of Incorporation--Business Combinations With Related Persons."

      Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Shareholders' Rights Plan

      In 1988, State Street declared a dividend of one preferred share purchase right for each outstanding share of common stock pursuant to a shareholders' Rights Agreement. On June 18, 1998, State Street adopted an amendment to the Rights Agreement and has restated the Rights Agreement. Under the Amended and Restated Rights Agreement, a right may be exercised, under certain conditions, to purchase one four-hundredths share of a series of participating preferred stock at an exercise price of $265, subject to adjustment. The rights become exercisable if a party acquires or obtains the right to acquire 10% or more of State Street's common stock or after commencement or public announcement of an offer for 10% or more of State Street's common stock. When exercisable, under certain conditions, each right also entitles the holder thereof to purchase shares of common stock, of either State Street or of the acquiror, having a market value of two times the then current exercise price of that right.

      The rights expire in September 2008, and may be redeemed at a price of $.0025 per right at any time prior to expiration or the acquisition of 10% of State Street's common stock. Under certain circumstances, the rights may be redeemed after they become exercisable and may be subject to automatic redemption.

Transfer Agent and Registrar

      The transfer agent and registrar for our common stock is Equiserve Limited Partnership, an affiliate of State Street.

Restrictions on Ownership

      The Bank Holding Company Act requires any "bank holding company," as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

                             DESCRIPTION OF WARRANTS

      We may issue warrants to purchase preferred stock or common stock. Warrants may be issued independently or together with preferred stock or common stock and may be attached to or separate from any preferred stock or common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants and the applicable warrant agreement will be described in the prospectus supplement.

      The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, which may include the following:

o     the title of the warrants;

o     the offering price for the warrants, if any;

o     the aggregate number of the warrants;

o the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

o if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

o if applicable, the date from and after which the warrants and the related preferred stock or common stock will be separately transferable;

o the number of shares of preferred stock or common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

o the date on which the right to exercise the warrants shall begin and the date on which such right shall expire;

o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

o     information with respect to book-entry procedures, if any;

o the currency or currency units in which the offering price, if any, and the exercise price are payable;

o if applicable, a discussion of material United States Federal income tax considerations;

o     the antidilution provisions of the warrants, if any;

o     any redemption or call provisions; and

o any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

                              PLAN OF DISTRIBUTION

      We may sell securities:

o to the public through a group of underwriters managed or co-managed by, one or more underwriters, which may be affiliates;

o     through one or more agents, which may be affiliates; or

o     directly to purchasers.

      The distribution of the securities may be effected from time to time in one or more transactions:

o     at a fixed price, or prices, which may be changed from time to time;

o     at market prices prevailing at the time of sale;

o     at prices related to such prevailing market prices; or

o     at negotiated prices.

      Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

      The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

o     the name of the agent or the name or names of any underwriters;

o     the public offering or purchase price;

o any discounts and commissions to be allowed or paid to the agent or underwriters;

o     all other items constituting underwriting compensation;

o     any discounts and commissions to be allowed or paid to dealers; and

o     any exchanges on which the securities will be listed.

      Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

      We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

      If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

o the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

o if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

      Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

      Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

      The securities will be new issues of securities and will have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

                             VALIDITY OF SECURITIES

      Unless the applicable prospectus supplement indicates otherwise, certain legal matters will be passed upon by Ropes & Gray for State Street and for the underwriters by Cravath, Swaine & Moore. Ropes & Gray will rely as to all matters of New York law on the opinion of Cravath, Swaine & Moore. Truman S. Casner, a partner of Ropes & Gray, is a director of State Street. Mr. Casner owns beneficially a total of 17,204 shares of common stock of State Street. Ropes & Gray performs services for State Street from time to time.

                                     EXPERTS

      The consolidated financial statements of State Street Corporation incorporated by reference in State Street Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1999 and March 31, 1998, the six-month periods ended June 30, 1999 and June 30, 1998, and the nine-month periods ended September 30, 1999 and September 30, 1998, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in State Street Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30 1999, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                            STATE STREET CORPORATION

                                 $1,000,000,000

                                  COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                    WARRANTS

                              --------------------

                                   PROSPECTUS
                                         , 2000

                              --------------------

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the securities in any state where the offer is not permitted.

     We do not claim the accuracy of the information in this prospectus as of any date other than the dates stated on the cover.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                      Subject to Completion, Dated   , 2000

                                 $1,000,000,000

                            State Street Corporation

                             ----------------------

                          State Street Capital Trust II
                         State Street Capital Trust III
                          State Street Capital Trust IV

                               Capital Securities
                            Fully and Unconditionally
                                  Guaranteed By
                            State Street Corporation

                             ----------------------

                                   THE TRUSTS:

      The trusts are Delaware business trusts. Each trust may from time to time:

o sell capital securities representing undivided beneficial interests in the trust to the public;

o sell common securities representing undivided beneficial interests in the trust to State Street Corporation;

o use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of State Street Corporation; and

o distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the capital and common securities.

                                 DISTRIBUTIONS:

o For each capital security that you own, you will receive cumulative cash distributions at a rate set forth in the accompanying prospectus supplement on the liquidation amount of the preferred security. The liquidation amount per capital security will be set forth in the accompanying prospectus supplement.

                            STATE STREET CORPORATION:

      State Street Corporation will fully and unconditionally guarantee the payment by the trust of the capital securities based on obligations discussed in this prospectus. This is called the capital securities guarantee.

                              --------------------

      We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

      A security is not a deposit and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

      This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is        , 2000

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the securities in two separate documents that progressively provide more detail:

o this prospectus, which provides general information, some of which may not apply to your securities; and
o the accompanying prospectus supplement, which describes the terms of the securities.

      If the terms of your securities vary between the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order or priority:

o     the prospectus supplement; and
o     the prospectus.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                              --------------------

      Neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS..........................................................6
WHERE YOU CAN FIND MORE INFORMATION............................................6
FORWARD-LOOKING STATEMENTS.....................................................8
STATE STREET CORPORATION.......................................................9
THE TRUSTS.....................................................................9
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES..............................10
REASON FOR TRANSACTION........................................................10
USE OF PROCEEDS...............................................................10
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES.............................10
  General.....................................................................10
  Additional Interest.........................................................12
  Denominations, Registration and Transfer....................................12
  Payment and Paying Agents...................................................13
  Option to Defer Interest Payments...........................................13
  Redemption..................................................................13
  Restrictions on Certain Payments............................................15
  Limitation on Mergers and Sales of Assets...................................15
  Events of Default, Waiver and Notice........................................16
  Distribution of the Junior Subordinated Debentures..........................17
  Modification of Junior Subordinated Indenture...............................17
  Enforcement of Certain Rights by Holders of Capital Securities..............17
  Defeasance and Discharge....................................................18
  Conversion or Exchange......................................................18
  Subordination...............................................................18
  Governing Law...............................................................20
  The Debenture Trustee.......................................................20
  Corresponding Junior Subordinated Debentures................................20
DESCRIPTION OF THE CAPITAL SECURITIES.........................................21
  General.....................................................................21
  Distributions...............................................................21
  Redemption or Exchange......................................................23
  Redemption Procedures.......................................................25
  Subordination of Common Securities..........................................26
  Liquidation Distribution Upon Dissolution...................................26
  Events of Default; Notice...................................................27
  Removal of Trustees.........................................................28
  Co-Trustees and Separate Property Trustee...................................28
  Merger or Consolidation of Trustees.........................................28
  Mergers, Consolidations, Amalgamations or Replacements of the Trusts........28
  Voting Rights; Amendment of Each Trust Agreement............................29
  Payment and Paying Agency  .................................................31
  Registrar and Transfer Agent................................................31
  Information Concerning the Property Trustee.................................31
  Trust Expenses..............................................................32
  Governing Law...............................................................32
  Miscellaneous...............................................................32
COMMON SECURITIES.............................................................32
DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES..............................32
  General ....................................................................33
  Status of the Guarantees....................................................34

  Amendments and Assignment...................................................34
  Termination of the Guarantees...............................................34
  Events of Default...........................................................34
  Information Concerning the Guarantee Trustee................................35
  Governing Law...............................................................35
RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR
  SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES...............35
  Limited Purpose of Trusts...................................................37
  Rights Upon Dissolution.....................................................37
GLOBAL SECURITIES.............................................................38
  General.....................................................................38
  Book-Entry Issuance.........................................................39
PLAN OF DISTRIBUTION..........................................................41
VALIDITY OF SECURITIES........................................................42
EXPERTS.......................................................................42

                              ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, the "SEC," utilizing a "shelf" registration process. Under this shelf process, we may from time to time sell any combination of the debt securities or warrants described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. We may also sell other securities under the registration statement that will reduce the total dollar amount of securities that we may sell under this prospectus. This prospectus provides you with a general description of the debt securities or warrants we may offer. Each time we sell debt securities or warrants, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

    Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "STATE STREET," "WE," "US," "OUR" or similar references mean State Street Corporation.

                       WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the SEC a registration statement under the Securities Act of 1933 that registers, among others securities, the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

    In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

                              Public Reference Room
                             450 Fifth Street, N.W.
                                    Room 1024
                             Washington, D.C. 20549

                            Northeast Regional Office
                              7 World Trade Center
                                   Suite 1300
                            New York, New York 10048

                             Midwest Regional Office
                             500 West Madison Street
                                   Suite 1400
                          Chicago, Illinois 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

    The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is:

                               http://www.sec.gov.

    You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

    This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition.

SEC FILINGS                                     PERIOD
-----------                                     ------

Annual Report on Form 10-K                      Year Ended December 31, 1999

Quarterly Report on Form 10-Q                   Quarter ended March 31, 1999
                                                Quarter ended June 30, 1999
                                                Quarter ended September 30, 1999

Current Report on Form 8-K                      Filed January 7, 2000

    We incorporate by reference additional documents that we may file with the SEC between the date of this prospectus and the date we sell all of the debt securities. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site at the address described previously. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                               Investor Relations
                            State Street Corporation
                               225 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 664-3477

    We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                           FORWARD-LOOKING STATEMENTS

    This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions.

    These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including:

o future revenue may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by customers or future customers;

o changes in the savings rate of individuals that are invested in mutual funds or in defined contribution plans affect our revenues;

o fluctuations in worldwide securities market valuations may affect our revenues;

o changes in markets served, including the growth rate of U.S. mutual funds, the pace of debt issuance, outsourcing decisions, and mergers, acquisitions and consolidations among customers and competitors may affect our revenues;

o global and regional economic factors and changes or potential changes in laws and regulations affecting our business, including volatile currencies and changes in monetary policy, and social and political instability, could affect results of operations;

o market interest rate levels, the shape of the yield curve and the direction of interest rate changes affect net interest revenue and fiduciary compensation from securities lending;

o the degree of volatility in foreign exchange rates may affect the amount of foreign exchange trading revenue;

o the pace of pension reform and resulting programs including public and private pension schemes may affect the pace of revenue growth;

o future prices that we are able to obtain for our products may increase or decrease from current levels depending upon demand, our competitors' activities and the introduction of new products into the marketplace;

o the pace at which existing and new customers use additional services and assign additional assets to us for management or custody will affect future results;

o changes in business mix, including the mix of U.S. and non-U.S. business, may affect future results;

o   technological change may be more difficult or expensive then anticipated;
    and

o   changes may occur in securities markets.

                            STATE STREET CORPORATION

    We are a bank holding company organized under the laws of the Commonwealth of Massachusetts and a leading provider of services to institutional investors and investment managers worldwide. We were organized in 1970 and conduct our business principally through our subsidiary, State Street Bank and Trust Company, "STATE STREET BANK," which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. Our executive offices are located at 225 Franklin Street, Boston, Massachusetts 02110 (telephone (617) 786-3000).

                                   THE TRUSTS

    Each of the trusts is a statutory business trust formed under Delaware law pursuant to a trust agreement, signed by State Street, as depositor of each trust, and the property trustee, the Delaware trustee and the administrative trustees (each as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety, each as so amended and restated, a "TRUST AGREEMENT," prior to the issuance of capital securities by the trust, substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each trust agreement will be qualified as an indenture under the Trust Indenture act of 1939, as amended, the "TRUST INDENTURE ACT."

    Each trust exists for the exclusive purposes of:

o issuing the capital securities and common securities representing undivided beneficial interests in the assets of the trust;

o investing the gross proceeds of the capital securities and the common securities, together the "TRUST SECURITIES," in junior subordinated debentures; and

o   engaging in only those activities necessary or incidental thereto.

    All of the common securities will be directly or indirectly owned by us. The common securities of each trust will rank equally, and payments will be made pro rata with the capital securities of that trust, except that upon an event of default under the trust agreement, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. We will acquire common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of each trust.

    Each trust's business and affairs will be conducted by its trustees, each appointed by State Street as holder of the common securities. The trustees of each trust will be Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as the property trustee, the "PROPERTY TRUSTEE," Bank One Delaware, Inc., as the Delaware trustee, the "DELAWARE TRUSTEE," and two individual trustees, the "ADMINISTRATIVE TRUSTEES," who are employees or officers of or affiliated with State Street. Bank One Trust Company, N.A., as property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Bank One Trust Company, N.A. will also act as trustee under the guarantees and the junior subordinated indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures."

    The holder of the common securities of each trust, or the holders of a majority in liquidation amount of the trust's capital securities if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such trust. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the common securities, and in no event will the holders of capital securities have such right.

    Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 55 years, but may terminated earlier as provided in the applicable trust agreement.

    State Street will pay all fees and expenses related to the trusts and the offering of trust securities.

    The principal executive office of each trust is c/o State Street Bank and Trust Company, N.A., 61 Broadway, 15th Floor, New York, New York 10006, telephone number (212) 612-3000.

                CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

    Our consolidated ratios of earnings to fixed charges were as follows for the five most recent fiscal years:

                                                  Year Ended December 31,
                                            --------------------------------

                                            1999   1998   1997   1996   1995
                                            ----   ----   ----   ----   ----
Ratio of earnings to fixed charges .......  2.02x  1.77x  1.93x  1.95x  1.75x

                             REASON FOR TRANSACTION

    On October 21, 1996, the Federal Reserve Board issued a press release announcing that it had approved the use of certain cumulative preferred stock instruments, such as the capital securities, as "Tier 1 capital" for purposes of the Federal Reserve Board's capital guidelines for bank holding companies. Because State Street intends to treat the capital securities as Tier 1 capital and, under current United States federal tax law, will receive a tax deduction for interest in respect of the junior subordinated debentures, the issuance of the capital securities is a cost-effective method of raising capital on an after-tax basis.

                                 USE OF PROCEEDS

    Each trust will use the proceeds of the sale of its capital securities to acquire junior subordinated debentures from State Street. State Street intends to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement or term sheet relating to a specific issue of securities. State Street's general corporate purposes may include extending credit to, or funding investments in, our subsidiaries. The precise amounts and the timing of State Street's use of the net proceeds will depend upon our subsidiaries' funding requirements and the availability of other funds. Until State Street uses the net proceeds from the sale of any of our securities for general corporate purposes, State Street will use the net proceeds to reduce short-term indebtedness or for temporary investments. State Street expects that it will, on a recurrent basis, engage in additional financings as the need arises to finance its growth, through acquisitions or otherwise, or to fund its subsidiaries. State Street and State Street Bank regularly investigate possible acquisitions.

                DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

    We may issue junior subordinated debentures from time to time in one or more series under a junior subordinated indenture, dated as of December 15, 1996, as supplemented from time to time, the "JUNIOR SUBORDINATED INDENTURE," between us and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as trustee, the "DEBENTURE TRUSTEE." The junior subordinated indenture is qualified under the Trust Indenture Act, and terms of the junior subordinated debentures will include those stated in the junior subordinated indenture and those made part of the junior subordinated indenture by reference to the Trust Indenture Act.

    Set forth below is a description of the general terms of the junior subordinated debentures in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures will be described in the prospectus supplement relating to the particular capital securities being offered. The following description is not intended to be complete and is qualified by the indenture, the form of which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act.

General

    We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See "Subordination" below. Each series of junior subordinated debentures will rank equally with all other series of junior subordinated indentures. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Because we are a holding company, our rights and the rights of our creditors, including the holders of the junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

    The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

o   the title of the junior subordinated debentures;

o any limit upon the aggregate principal amount of junior subordinated debentures;

o the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

o   any fixed or variable interest rate or rates per annum;

o the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

o any provisions for redemption, the redemption price and any remarketing arrangements;

o   the minimum denominations;

o whether the debt securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

o if other than the principal amount, the portion of the principal amount of the debt securities payable upon acceleration of the maturity of the debt securities;

o any index used to determine the amount of payment of principal of, and any premium and interest on, the debt securities;

o any additional or different events of default that apply to any debt securities of the series and any change in the right of the trustee or the required holders of those debt securities to declare the principal thereof due and payable;

o any additional or different covenants that apply to any debt securities of the series;

o any additions or changes to the junior subordinated indenture with respect to such junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

o the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of such temporary global security for definitive junior subordinated debentures;

o   whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

o   the appointment of any paying agent or agents;

o the terms and conditions of any obligation or right of State Street or a holder to convert or exchange the junior subordinated debentures into capital securities; and

o any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

    Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

    If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

    If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special United States federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Additional Interest

    If, at any time a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then we will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Denominations, Registration and Transfer

    Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

    Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that we maintain a transfer agent in each place of payment of such series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

    In the event of any redemption, neither we nor the debenture trustee will be required to:

o issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption and ending at the close of business on the day of mailing of notice of redemption; or

o transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

    Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in the city of New York or at the office of any paying agent that we may designate from time to time. However, at our option, it may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

    Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

    If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such series of junior subordinated debentures. Certain United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

Redemption

    Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

    Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve (if required), redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

    Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or an investment company event or capital treatment event (each as defined below) shall occur and be continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve (if required), redeem such series of junior subordinated debentures in whole, but not in part, at any time within 90 days following of the occurrence of such tax event, investment company event or capital treatment event, at a redemption price equal to 100% of the principal amount of such junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

    "TAX EVENT" means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such capital securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures, (ii) interest payable by State Street on such series of corresponding junior subordinated debentures is not, or within 90 days of the date of such opinion, will not be, deductible by State Street, in whole or in part, for United States federal income tax purposes, or (iii) such trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

    "INVESTMENT COMPANY EVENT" means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the capital securities.

    "CAPITAL TREATMENT EVENT" means our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable capital securities under the applicable trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the applicable capital securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to us.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debentures or portions thereof called for redemption.

Restrictions on Certain Payments

    If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities by a trust and:

o there shall have occurred and be continuing an event of default with respect to the junior subordinated debentures of which we have actual knowledge and which we have not taken reasonable steps to cure;

o we shall be in default relating to our payment of any obligations under the guarantee; or

o we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

o we shall not declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:

    (1) repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employee benefit plans or any other contractual obligation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

    (2) as a result of an exchange or conversion of any class or series of our capital stock for any other class or series of our capital stock;

    (3) the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

    (4) any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto; or

    (5) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock; and

o we shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debentures.

Limitation on Mergers and Sales of Assets

    The junior subordinated indenture provides that we may not consolidate with, or merge into, any other corporation or convey or transfer its properties and assets substantially as an entirety unless:

o the successor entity is a corporation, partnership or trust organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

o after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture;

o such transaction is permitted under the related trust agreement and guarantee; and

o certain other conditions as prescribed by the junior subordinated indenture are met.

    The covenants contained in the indenture would not necessarily protect holders of the junior subordinated debentures in the event of a decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Events of Default, Waiver and Notice

    The junior subordinated indenture provides that the following are events of default relating to the junior subordinated debentures:

o default in the payment of the principal of, or premium, if any, on, any junior subordinated debentures at maturity;

o default for 30 days in the payment of any installment of interest on any junior subordinated debentures;

o default for 90 days after written notice in the performance of any other covenant in respect of the junior subordinated debentures; and

o   specified events of bankruptcy, insolvency or reorganization of State
    Street.

    If an event of default under the junior subordinated indenture shall occur and be continuing, either the debenture trustee or the holders of not less than 25 percent in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately. If the holders of junior subordinated debentures fail to make such declaration, the holders of at least 25 percent in aggregate liquidation amount of the related capital securities shall have such right.

    The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of at least 25 percent in aggregate liquidation amount of the related capital securities shall have such right.

    The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except a default in payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. If the holders of junior subordinated debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the related capital securities shall have such right.

    The holders of a majority in principal amount of the junior subordinated debentures of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

    We are required to furnish to the debenture trustee annually a statement as to the performance of our obligations under the junior subordinated indenture and as to any default in such performance.

    If a debenture event of default shall have occurred and be continuing, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Distribution of the Junior Subordinated Debentures

    Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, provided that any required regulatory approval is obtained, junior subordinated debentures will be distributed to the holders of the trust securities in liquidation of that trust. See "Description of the Capital Securities--Liquidation Distribution upon Dissolution."

    If the junior subordinated debentures are distributed to the holders of the capital securities, we will use our best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the capital securities are then listed or quoted.

Modification of Junior Subordinated Indenture

    From time to time we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

o   evidencing the succession of another person to State Street;

o conveying, transferring, assigning, mortgaging or pledging any property to or with the debenture trustee or surrendering any right or power conferred upon us in the junior subordinated indenture;

o adding to the covenants of State Street for the benefit of other holders of all or any series of securities;

o adding any additional events of default for the benefit of other holders of all or any series of securities;

o changing or eliminating any of the provisions of the junior subordinated indenture, provided that any such change or elimination shall not apply to any outstanding securities, or shall become effective only when there is no security outstanding of any series created prior to the execution of the supplemental indenture that is entitled to the benefit of such provision;

o curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related capital securities;

o evidencing and providing for the acceptance of appointment under the junior subordinated indenture by a successor trustee with respect to the securities of one or more series and adding to or changing any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; and

o   qualifying the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority in principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected thereby:

o   modify the payment terms of the junior subordinated debentures; or

o reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by us with any covenant or past default.

    If the junior subordinated debentures are held by a trust or a trustee of a trust, no modification may be made that adversely affects the holders of the related capital securities, and no termination of the junior subordinated indenture may occur, and no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of trust securities of that trust. If the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related capital securities.

    In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated indentures.

Enforcement of Certain Rights by Holders of Capital Securities

    If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and such event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related capital securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on such corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the capital securities outstanding. If such right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to such holder of capital securities in connection with any such direct action.

    The holders of the capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph unless there shall have been an event of default under the applicable trust agreement. Please see "Description of Capital Securities--Events of Default; Notice."

Defeasance and Discharge

    The junior subordinated indenture provides that when:

    (1) all junior subordinated debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year,

    (2) we deposit with the debenture trustee, in trust, funds sufficient to pay all the principal of, and interest and premium, if any, on the junior subordinated debentures when such payments are due,

    (3)  we have paid all other sums payable under the indenture by us, and

    (4) we have delivered to the debenture trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture have been complied with then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers' certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

    The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

    The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided therein. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on such senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of and premium and interest, if any, on the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of our business.

    In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of such senior debt would require holders to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of State Street's business.

    No payments on accounts of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding are pending with respect to any such default.

    "DEBT" means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

o   every obligation of such person for money borrowed;

o every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

o every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person;

o every obligation of such person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

o   every capital lease obligation of such person;

o every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and

o every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

    "SENIOR DEBT" means the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

o any debt of State Street which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to State Street;

o   any debt of State Street to any of its subsidiaries;

o   any debt to any of our employees;

o any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the junior subordinated indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such debt is subject; and

o any other debt securities issued pursuant to the junior subordinated indenture.

    The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

    The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to such issuance. Any such change would be described in the applicable prospectus supplement.

Governing Law

    The junior subordinated indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

The Debenture Trustee

    The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Corresponding Junior Subordinated Debentures

    State Street may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related capital securities, the "CORRESPONDING JUNIOR SUBORDINATED DEBENTURES." In each such instance, concurrently with the issuance of each trust's capital securities, the trust will invest the proceeds thereof and the consideration paid by us for the common securities in the series of corresponding junior subordinated debentures issued by us to such trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under "--Modification of Junior Subordinated Indenture," "-- Debenture Events of Default" and "Enforcement of Certain Rights by Holders of Capital Securities."

    Unless otherwise specified in the applicable prospectus supplement, if a tax event relating to a trust shall occur and be continuing, we may, at our option and subject to prior approval of the Federal Reserve (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such corresponding junior subordinated debentures are then redeemable at our option. The redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of such corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any such redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of such series for all interest proceeds terminating on or prior to the date of redemption.

    We will covenant, as to each series of corresponding junior subordinated debentures:

o to directly or indirectly maintain 100% ownership of the common securities of the trust unless a permitted successor succeeds to ownership of the common securities

o not to voluntarily terminate, wind up or liquidate any trust, except, if so specified in the applicable prospectus supplement and upon prior approval of the Federal Reserve (if required):

        o in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange therefor upon liquidation of the trust, or

        o in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, in either such case, if so specified in the Applicable Prospectus Supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies; and

o to use its reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF THE CAPITAL SECURITIES

     The capital securities will be issued pursuant to the terms of an amended and restated trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee, Bank One Trust Company, N.A., will act as trustee for the capital securities under the trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the capital securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

    Set forth below is a summary of the material terms and provisions of the capital securities. This summary, which describes the material provisions of the capital securities, is not intended to be complete and is qualified by the trust agreement, the form of which is filed as an exhibit to the registration statement which contains this prospectus supplement, the Delaware Business Trust Act and the Trust Indenture Act.

General

     The declaration authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. We will own, directly or indirectly, all of the common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the capital securities. However, if an event of default under a trusts's trust agreement occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the capital securities.

    The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by us for the benefit of the holders of a trust's trust securities, each a "GUARANTEE," will be a guarantee on a subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when the related trust does not have funds on hand available to make such payments. Please see "Descriptions of Guarantees."

Distributions

    Distributions on the capital securities:

o   will be cumulative;

o   will accumulate from the date of original issuance; and

o will be payable on such dates as specified in the applicable prospectus supplement.

    In the event that any date on which distributions are payable on the capital securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a "DISTRIBUTION DATE." The term "DISTRIBUTION" includes any interest payable on unpaid distributions unless otherwise stated.

    The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

    If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, pursuant to which we will issue the corresponding junior subordinated debentures, to defer the payment of interest on any series of the corresponding junior subordinated debentures for up to a number of consecutive interest payment periods that will be specified in the prospectus supplement relating to such series, an "EXTENSION PERIOD," provided, that no extension period may extend beyond the stated maturity of the corresponding junior subordinated debentures.

    As a consequence of any such deferral, distributions on the related capital securities would be deferred, but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such capital securities, by the trust during any extension period. If we exercise our deferral right, then during any extension period, we may not:

o make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

        o repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stockholder stock purchase plan or in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period,

        o as a result of an exchange or conversion of any class or series of our capital stock or any capital stock of our subsidiaries, for any class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock,

        o the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged,

        o any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto, or

        o any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

    The revenue of each trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. Please see "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If we do not make interest payments on such corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, is guaranteed by us on the basis set forth under "Description of Guarantees."

    Distributions on the capital securities will be payable to the holders thereof as they appear on the register of such trust on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any capital securities are not in book-entry form, the relevant record date for such capital securities shall be the date at least 15 days prior to the relevant date of distribution, as specified in the applicable prospectus supplement.

Redemption or Exchange

    Mandatory Redemption

    Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from such repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days' notice, at a redemption price, the "REDEMPTION PRICE," equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption, the "REDEMPTION DATE," and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. Please see "Description of Junior Subordinated Debentures--Redemption." If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related capital securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related capital securities and the common securities.

    We will have the right to redeem any series of corresponding junior subordinated debentures:

o on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

o at any time, in whole, but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of prior approval by the Federal Reserve (if required). Please see "Description of Junior Subordinated Debentures--Redemption."

    Within 90 days of the occurrence of any tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities shall occur and be continuing, we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of such capital securities and common securities in whole, but not in part, at the redemption price. In the event a tax event, investment company event or capital treatment event in respect of a series of capital securities and common securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of such capital securities and common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of such capital securities and common securities in exchange therefor upon liquidation of the trust as described below, such capital securities will remain outstanding.

    "LIKE AMOUNT" means:

o with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and


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o   with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such corresponding junior subordinated debentures would be distributed.

    "LIQUIDATION AMOUNT" means the stated amount per trust security as set forth in the applicable prospectus supplement.

    Distribution of Corresponding Junior Subordinated Debentures

    We will have the right at any time to liquidate any trust and cause the junior subordinated debentures to be distributed to the holders of the trust securities. This may require the prior approval of the Federal Reserve Board. If the corresponding junior subordinated debentures are distributed to the holders of the capital securities, we have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of such trust as provided by applicable law, cause such corresponding junior subordinated debentures in respect of the related capital securities and common securities issued by such trust to be distributed to the holders of such related capital securities and common securities in exchange therefor upon liquidation of such trust.

    After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of capital securities:

o such series of capital securities will no longer be deemed to be outstanding;

o the depositary or its nominee, as the record holder of such series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon such distribution; and

o any certificates representing such series of capital securities not held by The Depository Trust Company ("DTC") or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of such series of capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of capital securities until such certificates are presented to the administrative trustees or their agent for transfer or reissuance.

    We cannot assure you as to the market prices for the capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for capital securities if a dissolution and liquidation of a trust were to occur. Accordingly, the capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Redemption Procedures

    Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of such redemption price. See also "-- Subordination of Common Securities."

    If a trust gives a notice of redemption of its capital securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such capital securities. Please see "Book-Entry Issuance." If such capital


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securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such capital securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such capital securities.

    Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of such capital securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

o all rights of the holders of such capital securities will cease, except the right of the holders of such capital securities to receive the redemption price, but without interest on such redemption price; and

o   such capital securities will cease to be outstanding.

    In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any such delay, except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the relevant guarantee as described under "Description of Guarantees," distributions on such capital securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such capital securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

    Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

    Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable recordholders as they appear on the register for such capital securities on the relevant record date, which shall be one business day prior to the relevant redemption date or liquidation date, as applicable. However, if any capital securities are not in book-entry form, the relevant record date for such capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

    If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative liquidation amounts of such classes. The property trustee will select the particular capital securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding capital securities not previously called for redemption, using any method that the property trustee deems fair and appropriate, including the selection for redemption of portions of the liquidation amount of capital securities in the minimum amounts that are specified in the applicable prospectus supplement. The property trustee shall promptly notify the trust registrar in writing of the capital securities selected for redemption and the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities shall relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.


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Subordination of Common Securities

    Payment of distributions on, and the redemption price of, each trust's capital securities and common securities, as applicable, shall be made pro rata based on the liquidation amount of such capital securities and common securities. If, however, on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of the trust's common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust's outstanding capital securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the trust's outstanding capital securities then called for redemption, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust's capital securities then due and payable.

    In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of such trust's common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the capital securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such capital securities and not on our behalf, and only the holders of such capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

    Pursuant to each trust agreement, each trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

o   certain events of bankruptcy, dissolution or liquidation of State Street;

o the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve such trust, subject to our having received prior approval of the Federal Reserve, if required;

o redemption of all of the trust's capital securities as described under "--Redemption or Exchange-- Mandatory Redemption;" and

o the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

    If an early dissolution occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that such distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment, the "LIQUIDATION DISTRIBUTION." If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on its capital securities shall be paid on a pro rata basis. The holder(s) of such trust's common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing, the capital securities shall have a priority over the common securities.


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

Events of Default; Notice

    Any one of the following events constitutes an event of default under the trust agreement of a trust, a "TRUST EVENT OF DEFAULT," regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

o the occurrence of a debenture event of default with respect to the corresponding junior subordinated debentures held by such trust, a "DEBENTURE EVENT OF DEFAULT" (please see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

o the default by the property trustee in the payment of any distribution on any trust security of such trust when such becomes due and payable, and continuation of such default for a period of 30 days; or

o the default by the property trustee in the payment of any redemption price of any trust security of such trust when such becomes due and payable; or

o the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in such trust agreement, other than a covenant or warranty of default in the performance of which or the breach of which is dealt with above, and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such trust agreement; or

o the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

    Within the 90 days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of such event of default to the holders of such trust's capital securities, the administrative trustees and to us, as depositor, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

    If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the capital securities of such trust shall have a preference over such trust's common securities as described above. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination." The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity.

Removal of Trustees

    Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by the holder of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.


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

Co-Trustees and Separate Property Trustee

    Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

    Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under each trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

    A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the trust agreement. A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the capital securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

o   such successor entity either:

    (1) expressly assumes all of the obligations of such trust with respect to the capital securities, or

    (2) substitutes for the capital securities other securities having substantially the same terms as the capital securities, the "SUCCESSOR SECURITIES," so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

o we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

o the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

o such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization;

o such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect;

o such successor entity has a purpose substantially identical to that of the trust;


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

o prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

    (1) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities (including any successor securities) in any material respect, and

    (2) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended, the "INVESTMENT COMPANY ACT"; and

o we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

    Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of the capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

    Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights.

    We and the administrative trustees may amend each trust agreement without the consent of the holders of the capital securities, unless such amendment will materially and adversely affect the interests of any holder of capital securities:

o to cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

o to modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act.

Any such amendments will become effective when notice thereof is given to the holders of trust securities.

    We, the administrative trustees and the property trustee may amend each trust agreement with:

o the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

o receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act.


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    Without the consent of each holder of trust securities, the trust agreement may not be amended to:

o change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified dates; or

o restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

    So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities:

o direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures;

o waive any past default that is waivable under the junior subordinated indenture;

o exercise any right to rescind or annul a declaration that the principal of all the corresponding junior subordinated debentures is due and payable; or

o consent to any amendment, modification or termination of the junior subordinated indenture or such corresponding junior subordinated debentures, where such consent shall be required.

    If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent may be given by the property trustee without the prior consent of each holder of the corresponding capital securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of the capital securities. The property trustee will notify each holder of the capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

    Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

    No vote or consent of the holders of capital securities will be required for a trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

    Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

    Payments on the capital securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust's capital securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.


                                      -31-
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    Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and to the administrative trustees. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to us and to the property trustee. In the event that the property trustee shall no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to us, to act as paying agent.

Registrar and Transfer Agent

    Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

    Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their capital securities after such capital securities have been called for redemption.

Information Concerning the Property Trustee

    The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under such trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or wilful misconduct.

Trust Expenses

    Pursuant to the trust agreement of each trust, we, as depositor, agree to pay:

o all debts and other obligations of each trust (other than with respect to the capital securities);

o all costs and expenses of each trust (including costs and expenses relating to the organization of each trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of each trust); and

o any and all taxes and costs and expenses with respect thereto (other than United States withholding taxes) to which each trust might become subject.

Governing Law

    Each trust agreement will be governed by and construed in accordance with the laws of Delaware.


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Miscellaneous

    The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an "investment company" under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the corresponding junior subordinated debentures will be treated as indebtedness of State Street for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related capital securities.

    Holders of the capital securities have no preemptive or similar rights.

    No trust may borrow money or issue debt or mortgage or pledge any of its assets.

COMMON SECURITIES

    In connection with the issuance of capital securities, each trust will issue one series of common securities having the terms, including distributions, redemption, voting and liquidation rights, set forth in the applicable prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the capital securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the capital securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the capital securities. Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of each trust.

DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEES

    Set forth below is a summary of information concerning the capital securities guarantees that we will execute and deliver for the benefit of the holders of capital securities. Each capital securities guarantee will be qualified as an indenture under the Trust Indenture Act. Bank One Trust Company, N.A. will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each capital securities guarantee will be those set forth in the capital securities guarantee and those made part of the capital securities guarantee by the Trust Indenture Act. The summary of the material terms of the capital securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of capital securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. The guarantee trustee will hold each capital securities guarantee for the benefit of the holders of the capital securities of the applicable trust.

General

    Pursuant to and to the extent set forth in the capital securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, the following payments, which are referred to as "GUARANTEE PAYMENTS," without duplication:

o any accrued and unpaid distributions that are required to be paid on the capital securities, to the extent the trust has funds available for distributions;

o the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any capital securities called for redemption by the trust; and

o upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of capital securities or the redemption of all of the capital securities, the lesser of:

    (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the capital securities to the date of payment; and

    (2) the amount of assets of the trust remaining for distribution to holders of the capital securities in liquidation of the trust.

    The redemption price and liquidation amount will be fixed at the time the capital securities are issued.

    Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of capital securities or by causing the trust to pay such amounts to such holders.

    The capital securities guarantees will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debentures purchased by a trust, the trust will not pay distributions on the capital securities and will not have funds available for such payments. Please see "--Status of the Guarantees." Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise provided in the applicable prospectus supplement, the capital securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

    The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures, the indentures and the trust agreements, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the capital securities.

    We have also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the capital securities guarantees, except that upon an event of default under the indenture, holders of capital securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Status of the Guarantees

    Each capital security guarantee will be unsecured and will rank:

o subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated indentures; and

o   equally with all other capital security guarantees that we issue.

    Each capital securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each guarantee will be held for the benefit of the holders of the related trust securities. Each capital trust guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the junior subordinated debentures.

Amendments and Assignment

    The capital securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding capital securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of capital securities. All guarantees and agreements contained in the capital securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the capital securities then outstanding.

Termination of the Guarantees

    Each capital securities guarantee will terminate upon full payment of the redemption price of all capital securities, upon distribution of the junior subordinated debentures to the holders of the trust securities or upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of such trust. Each capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of capital securities must restore payment of any sums paid under the capital securities or the capital securities guarantee.

Events of Default

    An event of default under a capital securities guarantee will occur if we fail to perform any payment or other obligations under the capital securities guarantee.

    The holders of a majority in liquidation amount of the capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the capital securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the capital securities guarantee. Any holder of capital securities may institute a legal proceeding directly against us to enforce the guarantee trustee's rights and our obligations under the capital securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

    As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the capital securities guarantee.

Information Concerning the Guarantee Trustee

    Prior to the occurrence of a default relating to a capital securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in the capital securities guarantee. Following the occurrence of a default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a capital securities guarantee at the request of any holder of capital securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

    We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

     The capital securities guarantees will be governed by and construed in accordance with the internal laws of the state of New York.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEES

    As set forth in the trust agreements, the sole purpose of the trusts is to issue the trust securities and to invest the proceeds in the junior subordinated debentures.

    As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

o the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

o the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

o under the junior subordinated indenture, we will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

o the trust agreements further provide that the trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

    To the extent that funds are available, we guarantee payments of distributions and other payments due on the capital securities to the extent described in this prospectus. If we do not make interest payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the capital securities. Each capital securities guarantee is a subordinated guarantee in relation to the capital securities. The capital securities guarantee does not apply to any payment of distributions unless and until the trust has sufficient funds for the payment of such distributions. Please see "Description of the Capital Securities Guarantees."

    We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

    The capital securities guarantees cover the payment of distributions and other payments on the capital securities only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debentures. The capital securities guarantees, when taken together with our obligations under the junior subordinated debentures and the indenture and our obligations under the trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the capital securities.

    If we fail to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, the trust agreements allow the holders of the capital securities to direct the property trustee to enforce its rights under the junior subordinated debentures. If the property trustee fails to enforce these rights, any holder of capital securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. Please see "Description of the Capital Securities--Book Entry Issuance" and "--Voting Rights."

    A holder of capital securities may institute a direct action if a trust agreement event of default has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the junior subordinated debentures when due. A direct action may be brought without first
(1) directing the property trustee to enforce the terms of the junior subordinated debentures or (2) suing us to enforce the property trustee's rights under the junior subordinated debentures. In connection with such direct action, we will be subrogated to the rights of such holder of capital securities under the trust agreement to the extent of any payment made by us to such holder of capital securities. Consequently, we will be entitled to payment of amounts that a holder of capital securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from a trust.

    We acknowledge that the guarantee trustee will enforce the capital securities guarantees on behalf of the holders of the capital securities. If we fail to make payments under the capital securities guarantees, the holders of the capital securities may direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the capital securities guarantees, any holder of capital securities may directly sue us to enforce the guarantee trustee's rights under the capital securities guarantees. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of capital securities may also directly sue us to enforce such holder's right to receive payment under the capital securities guarantees. Such holder need not first (1) direct the guarantee trustee to enforce the terms of the capital securities guarantee or (2) sue the trust or any other person or entity.

    A default or event of default under any of our senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, our senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until such senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

    We and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the capital securities. Please see "Description of the Capital Securities Guarantees--General."

Limited Purpose of Trusts

    Each trust's capital securities evidence a beneficial interest in such trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from such trust (or from us under the applicable guarantee) if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

    Upon any voluntary or involuntary dissolution, winding up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related capital securities will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. Please see "Description of Capital Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of State Street, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of State Street, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trusts' obligations to the holders of its capital securities, the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

GLOBAL SECURITIES

General

    The capital securities may be issued in whole or in part in the form of one or more fully registered global offered securities, each a "GLOBAL SECURITY," that will be deposited with, or on behalf of, a depository which unless otherwise indicated in the applicable prospectus supplement for such series will be DTC. Global capital securities may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for offered securities in definitive form, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any such nominee to a successor of such depository or a nominee of such successor or in the manner provided in the final paragraph under this heading.

    The specific terms of the depository arrangement with respect to any capital securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depository arrangements.

    Upon the issuance of a global security and the deposit of such global capital security with or on behalf of the depository, the depository for such global security will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts, of the capital securities represented by such global security to the accounts of persons that have accounts with such depository, each such person a "PARTICIPANT," which may include Euroclear and Cedel. The accounts to be credited shall be designated by the dealers, underwriters or agents participating in the distribution of such capital securities or by us if we have offered and sold such capital securities directly. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interest through participants.

    Ownership of a beneficial interest in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depository for such global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in a global security.

    So long as the depository for a global security, or its nominee, is the holder of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the capital securities represented by such global security for all purposes under the applicable trust agreement. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have capital securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of offered securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable trust agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depository for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, the depository for such global security would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

    Payments of principal of or premium, if any, and interest, if any, on capital securities represented by a global security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the case may be, as the registered owner or the holder of the global security representing such capital securities. None of

State Street, the trustee for such offered securities, any paying agent for such offered securities, the property trustee or the securities registrar, as applicable, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such offered securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    We expect that the depository for a series of capital securities or its nominee, upon receipt of any payment of liquidation amount, redemption price, premium or distributions in respect of a permanent global capital security representing any of such capital securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global capital security for such capital securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    Unless otherwise specified in the applicable prospectus supplement, if a depository for a series of capital securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the trust within 90 days, the trust will issue individual capital securities of such series in exchange for the global capital security representing such series of capital securities. In addition, the trust may at any time and in its sole discretion, subject to any limitations described in the prospectus supplement relating to such capital securities, determine not to have any capital securities of such series represented by one or more global capital securities and, in such event, will issue individual capital securities of such series in exchange for the global capital security or securities representing such series of capital securities. Further, if the trust so specifies with respect to the capital securities of a series, an owner of a beneficial interest in a global capital security representing capital securities of such series may, on terms acceptable to the trust, the property trustee and the depository for such global capital security, receive individual capital securities of such series in exchange for such beneficial interests, subject to any limitations described in the prospectus supplement relating to such capital securities. In any such instance, an owner of a beneficial interest in a global capital security will be entitled to a physical delivery of individual capital securities of the series represented by such global capital security equal in principal amount to such beneficial interest and to have such capital securities registered in its name.

Book-Entry Issuance

    DTC will act as securities depository for all of the capital securities, including the junior subordinated debentures, unless otherwise referred to in the prospectus supplement. The capital securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the capital securities of each trust, representing in the aggregate the total number of such trust's capital securities and will be deposited with the property trustee as custodian for DTC.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. "DIRECT PARTICIPANTS" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Commission.

    Purchases of capital securities within the DTC system must be made by or through direct participants, which will receive a credit for the capital securities on DTC's records. The ownership interest of each actual purchaser of each capital security, each a "BENEFICIAL OWNER," is in turn to be recorded on the direct and indirect participants' records, including Euroclear and Cedel. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased capital securities or junior subordinated debentures. Transfers of ownership interests in the capital securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in capital securities, except in the event that use of the book-entry system for the capital securities of such trust is discontinued.

    Transfers between participants will be effected in accordance with DTC's procedures and will be settled in same- day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Cross-market transfers between participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective Depository; however, such cross-market transaction will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the capital securities in DTC, and making or receiving payment in accordance with normal procedures and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a capital security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a capital security by or through a Euroclear or Cedel participant to a participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

    DTC has no knowledge of the actual beneficial owners of the capital securities; DTC's records reflect only the identity of the direct participants to whose accounts such capital securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. as the registered holder of the capital securities. If less than all of a trust's capital securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.

    Although voting with respect to the capital securities is limited to the holders of record of the capital securities in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the capital securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such capital securities are credited on the record date (identified in a listing attached to the omnibus proxy).

    Distribution payments on the capital securities will be made by the relevant trustee to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participant and not of DTC, the relevant trustee, the trust thereof or State Street, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the relevant trustee, and disbursements of such payments to the beneficial owners is the responsibility of direct and indirect participants.

    DTC may discontinue providing its services as securities depository with respect to any of the capital securities at any time by giving reasonable notice to the relevant trustee and State Street. In the event that a successor securities depository is not obtained, definitive capital security or junior subordinated debenture certificates representing such capital securities are required to be printed or delivered. State Street, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default, the holders of a majority in liquidation preference of capital securities may determine to discontinue the system of book-entry transfers through DTC. In any event, definitive certificates for such capital securities will be printed and delivered.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we and the trusts believe to be accurate, but we and the trusts assume no responsibility for the accuracy thereof. Neither we nor the trusts have any responsibility for the performance by DTC or its participants of their respective obligations or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

    We and the trusts may sell securities:

o to the public through a group of underwriters managed or co-managed by, one or more underwriters, which may be affiliates;

o through one or more agents, which may be affiliates; or directly to purchasers.

    The distribution of the securities may be effected from time to time in one or more transactions:

o   at a fixed price, or prices, which may be changed from time to time;

o   at market prices prevailing at the time of sale;

o   at prices related to such prevailing market prices; or

o   at negotiated prices.

    Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

    The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

o   the name of the agent or the name or names of any underwriters;

o   the public offering or purchase price;

o any discounts and commissions to be allowed or paid to the agent or underwriters;

o   all other items constituting underwriting compensation;

o   any discounts and commissions to be allowed or paid to dealers; and

o   any exchanges on which the securities will be listed.

    Any trust, in connection with its offering of capital securities, may grant to the underwriters an option to purchase additional capital securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying prospectus supplement. If the trust grants an over-allotment option, the terms of this over-allotment option will be set forth in the prospectus supplement for the capital securities.

    Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

    We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

    If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase capital securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

o the purchase by an institution of the capital securities or warrants covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

o if the capital securities or warrants are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such debt securities or warrants not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

    Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

    Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

    The securities will be new issues of securities and will have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

                             VALIDITY OF SECURITIES

    Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the capital securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for State Street and for the trusts by Richards, Layton & Finger, special Delaware counsel to State Street and the trusts. Unless the applicable prospectus supplement indicates otherwise, certain legal matters will be passed upon by Ropes & Gray for State Street and the trusts and for the underwriters by Cravath, Swaine & Moore. Ropes & Gray will rely as to all matters of New York law on the opinion of Cravath, Swaine & Moore. Truman S. Casner, a partner of Ropes & Gray, is a director of State Street. Mr. Casner owns beneficially a total of 17,204 shares of common stock of State Street. Ropes & Gray performs services for State Street from time to time. Ropes & Gray and Cravath, Swaine & Moore will rely on Richards, Layton & Finger as to all matters of Delaware law.

                                     EXPERTS

      The consolidated financial statements of State Street Corporation incorporated by reference in State Street Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

      With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1999 and March 31, 1998, the six-month periods ended June 30, 1999 and June 30, 1998, and the nine-month periods ended September 30, 1999 and September 30, 1998, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in State Street Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30 1999, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

================================================================================

                               CAPITAL SECURITIES

                                 $1,000,000,000

                          STATE STREET CAPITAL TRUST II
                         STATE STREET CAPITAL TRUST III
                          STATE STREET CAPITAL TRUST IV

                               CAPITAL SECURITIES
                     FULLY AND UNCONDITIONALLY GUARANTEED BY

                            STATE STREET CORPORATION

                              --------------------

                                   PROSPECTUS

                              --------------------

    You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the securities in any state where the offer is not permitted.

    We do not claim the accuracy of the information in this prospectus as of any date other than the dates stated on the cover.


               , 2000

================================================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

--------------------------------------------------------------------------------
Registration fee under the Securities Act of 1933, as amended......  $211,200.00
Fees of rating agencies............................................    50,000.00
Trustees' fee and expenses.........................................         0.00
Printing and engraving.............................................    15,000.00
Accounting services................................................    15,000.00
Legal fees of Registrants' counsel.................................   100,000.00
Miscellaneous......................................................         0.00
       Total.......................................................  $391,200.00
                                                                     ===========
--------------------------------------------------------------------------------
* All amounts except the Registration Fee are estimated.

ITEM 15. Indemnification of Directors and Officers.

      Section 67 of Chapter 156B of the General Laws of Massachusetts provides that to the extent specified in or authorized by:

      o     the articles of organization;

      o     a by-law adopted by shareholders; or

      o a vote adopted by the holders of the majority of shares of stock entitled to vote on the election of directors,

a corporation can indemnify directors, officers, employees and other agents of the corporation (and persons who serve at its request as directors, officers, employees and other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan). This indemnification does not apply to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action was in the best interest of the corporation.

      The Articles of Organization of State Street (Article 6) provide the following:

            The corporation shall to the fullest extent legally permissible indemnify each person who is or was a director, employee or other agent of the corporation and each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the corporation) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

            If, in an action, suit or proceeding brought by or in the name of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of this Article Six of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

            As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification,
      (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such director, officer, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

            The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director," "officer," "employee," "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

            By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, trustee, employee or other agent of the corporation, or is or was serving at the requests of the corporation as a director, officer, trustee, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

            A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this paragraph of Article Six shall not eliminate the liability of a director to the extent such liability is imposed by applicable law (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for paying a dividend, approving a stock repurchase or making loans which are illegal under certain provisions of Massachusetts law, as the same exists or hereafter may be amended. If Massachusetts law is hereafter amended to authorize the further limitation of the legal liability of the directors of this corporation, the liability of the directors shall then be deemed to be limited to the fullest extent then permitted by Massachusetts law as so amended. Any repeal or modification of this paragraph of this Article Six which may hereafter be effected by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director for acts or omissions prior to such repeal or modification.

      In addition, State Street maintains a directors' and officers' liability insurance policy.

      Under the trust agreement of each issuer trust, State Street will agree to indemnify the issuer trustee of each issuer trust, and to hold the issuer trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the applicable trust agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such trust agreement.

ITEM 16. Exhibits.

Exhibit No.       Description

    4.1 Restated Articles of Organization (filed with the Securities and Exchange Commission as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference (File No. 0-5108)).
    4.2 By-laws as amended (filed with the Securities and Exchange Commission as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated by reference).
    4.3 Certificate of Designation, Preference and Rights (filed with the Securities and Exchange Commission as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated by reference).
    4.4 The description of Registrant's Common Stock included in the Registrant's effective registration statement report on Form 10, as filed with the Securities and Exchange Commission on September 3, 1970 and amended on May 12, 1971 and incorporated by reference.
    4.5 Rights Agreement dated as of September 15, 1988 between Registrant and The First National Bank of Boston, as Rights Agent (filed with the Securities and Exchange Commission as
                  Exhibit 4 to Registrant's Current Report on Form 8-K dated September 30, 1988 and incorporated by reference).
    4.6 Amendment to Rights Agreement dated as of September 20, 1990 between Registrant and The First National Bank of Boston, Rights Agent (filed with the Securities and Exchange Commission as Exhibit 4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and incorporated by reference).
    4.7 Indenture dated as of May 1, 1983 between Registrant and Morgan Guaranty Trust Company of New York, Trustee, relating to Registrant 7 3/4% Convertible Subordinated Debentures due 2008 (filed with the Securities and Exchange Commission as
                  Exhibit 4 to Registrant's Registration Statement on Form S-3 filed on April 22, 1983, Commission File No. 2-83251 and incorporated by reference).
    4.8 Indenture dated as of August 2, 1993 (the "Senior Indenture") between Registrant and The First National Bank of Boston, as trustee relating to Registrant's long-term notes (filed with the Securities and Exchange Commission as Exhibit 4 to Registrant's Current Report on Form 8-K dated October 8, 1993 and incorporated by reference).
    4.9 Instrument of Resignation, appointment, and acceptance, dated as of February 14, 1996 between Registrant, The First National Bank of Boston (resigning trustee) and Fleet National Bank of Massachusetts (successor trustee) (filed with the Securities and Exchange Commission as Exhibit 4.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference).
    4.10 Junior Subordinated Indenture dated as of December 15, 1996 (the "Junior Subordinated Indenture") between Registrant and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) (filed with the Securities and Exchange Commission as Exhibit 1 to Registrant's Current Report on Form 8-K dated February 27, 1997 and incorporated by reference).
    4.11 Amended and Restated Trust Agreement dated as of December 15, 1996 relating to State Street Institutional Capital A (filed with the Securities and Exchange Commission as Exhibit 2 to Registrant's Current Report on Form 8-K dated February 27, 1997 and incorporated by reference).
    4.12 Capital Securities Guarantee Agreement dated as of December 15, 1996 between Registrant and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) (filed with the Securities and Exchange Commission as
                  Exhibit 3 to Registrant's Current Report on Form 8-K dated February 27, 1997 and incorporated by reference).
    4.13 Amended and Restated Trust Agreement, dated March 11, 1997 relating to State Street Institutional Capital B (filed with the Securities and Exchange Commission as Exhibit 2 to Registrant's Current Report on Form 8-K dated March 11, 1997 and incorporated by reference).
    4.14 Capital Securities Guarantee Agreement dated March 11, 1997 between registrant and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) (filed with the Securities and Exchange Commission as Exhibit 3 to Registrant's Current Report on Form 8-K dated March 11, 1997 and incorporated by reference).
    4.15 Instrument of Resignation, Appointment and Acceptance dated as of June 26, 1997 among the Registrant, Fleet National Bank (resigning trustee) and First Trust National Association (now known as U.S. Bank Trust National Association) (successor trustee) (filed with the Securities and Exchange Commission as
                  Exhibit 4.15 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.16 Form of Indenture to be entered into by Registrant and the U.S. Bank Trust National Association in connection with the issuance of the Subordinated Debt Securities (filed with the Securities and Exchange Commission as Exhibit 4.16 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.17 Certificate of Trust of State Street Capital Trust II, as filed with the Delaware Secretary of State on March 25, 1998 (filed with the Securities and Exchange Commission as Exhibit
                  4.18 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.18 Certificate of Trust of State Street Capital Trust III, as filed with the Delaware Secretary of State on March 25, 1998 (filed with the Securities and Exchange Commission as Exhibit
                  4.19 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.19 Certificate of Trust of State Street Capital Trust IV, as filed with the Delaware Secretary of State on March 31, 2000.
    4.20 Declaration of Trust of State Street Capital Trust II among State Street Corporation, as Depositor, Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein (filed with the Securities and Exchange Commission as Exhibit 4.21 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.21 Declaration of Trust of State Street Capital Trust III among State Street Corporation, as Depositor, Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein (filed with the Securities and Exchange Commission as Exhibit 4.22 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).

    4.22 Declaration of Trust of State Street Capital Trust IV among State Street Corporation, as Depositor, Bank One Trust Company, N.A., as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein.
    4.23 Form of Amended and Restated Trust Agreement for each of State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV among State Street Corporation, as Depositor, Bank One Trust Company, N.A. (where applicable, as successor in interest to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein.
    4.24 Form of Capital Security Certificate for each of State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV (included as Exhibit D to Exhibit 4.23).
    4.25 Form of Guarantee Agreement for each of State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV between State Street Corporation, as guarantor, and Bank One Trust Company, N.A. (where applicable, as successor in interest to The First National Bank of Chicago), as trustee.
    5.1 Opinion of counsel to State Street Corporation as to the validity of the Junior Subordinated Debentures, the Guarantees to be issued by the Corporation, the Preferred Stock and Common Stock.
    5.2 Opinion of counsel to State Street Corporation as to the validity of the Warrants to purchase the Debt Securities, Preferred Stock and Common Stock (to be filed by amendment).
    5.3 Opinion of special Delaware counsel to State Street Corporation and State Street Capital Trust II as to the validity of the Capital Securities to be issued by State Street Capital Trust II.
    5.4 Opinion of special Delaware counsel to State Street Corporation and State Street Capital Trust III as to the validity of the Capital Securities to be issued by State Street Capital Trust III.
    5.5 Opinion of special Delaware counsel to State Street Corporation and State Street Capital Trust IV as to the validity of the Capital Securities to be issued by State Street Capital Trust IV.
    12.1 Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Annual Report on Form 10-K for the year ended December 31, 1999 of State Street Corporation).
    15.1          Letter of Ernst & Young LLP dated April 3, 2000.
    23.1          Consent of Ernst & Young LLP.
    23.2          Consent of Ropes & Gray (included in Exhibit 5.1).
    23.3 Consent of Richards, Layton & Finger P.A (included in Exhibits 5.3, 5.4 and 5.5).
    24.1 Powers of Attorney (included in the signature pages to this Registration Statement).
    25.1 Form T-1 Statement of Eligibility of U.S. Bank Trust National Association to act as trustee under the Senior Indenture (to be filed by amendment).
    25.2 Form T-1 Statement of Eligibility of Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) to act as trustee under the Indenture and Guarantee Agreements.
    25.3 Form T-1 Statement of Eligibility of Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) to act as trustee under the Amended and Restated Trust Agreement of State Street Capital Trust II.

    25.4 Form T-1 Statement of Eligibility of Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) to act as trustee under the Amended and Restated Trust Agreement of State Street Capital Trust III.
    25.5 Form T-1 Statement of Eligibility of Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) to act as trustee under the Amended and Restated Trust Agreement of State Street Capital Trust IV.

ITEM 17.  Undertakings

      Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended:

o     each filing of a Registrant's annual report pursuant to Section 13(a) or
      Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein; and

o the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described under Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Each of the undersigned Registrants hereby also undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
                  (1)(i) and 1(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (5) That, for the purposes of determining any liability under the Securities Act of 1933:

            (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 16th day of March, 2000.

                               STATE STREET CORPORATION

                               By:


                               /s/ Frederick Baughman
                               -------------------------------------------------
                               Frederick Baughman
                               Corporate Controller and Chief Accounting Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      In addition, the undersigned officers and directors of State Street Corporation, hereby severally constitute and appoint Ronald L. O'Kelley, Frederick Baughman, and Maureen S. Bateman, and each of them singly, their true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments and any registration statements relating to the same offering effective upon filing pursuant to Rule 462(b)) or supplements to the Registration Statement on Form S-3 of State Street Corporation, and generally to do all such things in our name and on our behalf in our capacities indicated below to enable State Street Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.

Signature                                        Title                                  Date
---------                                        -----                                  ----


/s/ Marshall N. Carter                           Chairman and Chief Executive           March 16, 2000
-----------------------------------------        Officer (Principal Executive          ----------------
    MARSHALL N. CARTER                           Officer)



/s/ Ronald L. O'Kelley                           Executive Vice President,              March 16, 2000
----------------------------------------         Chief Financial Officer and           ----------------
    RONALD L. O'KELLEY                           Treasurer (Principal Financial
                                                 Officer)


/s/ Frederick Baughman                           Corporate Controller                   March 16, 2000
--------------------------------------           (Principal Accounting Officer)        ----------------
    FREDERICK BAUGHMAN



/s/ Tenley E. Albright                           Director                               March 16, 2000
-----------------------------------------                                              ----------------
    TENLEY E. ALBRIGHT

Signature                                         Title                                 Date
---------                                         -----                                 ----


/s/ I. Macallister Booth                         Director                               March 16, 2000
--------------------------------------------                                           ----------------
    I. MACALLISTER BOOTH


                                                 Director
--------------------------------------------                                           ----------------
    JAMES I. CASH


/s/ Truman S. Casner                             Director                               March 16, 2000
--------------------------------------------                                           ----------------
    TRUMAN S. CASNER


                                                 Director
--------------------------------------------                                           ----------------
    NADER F. DAREHSHORI


/s/ Arthur L. Goldstein                          Director                               March 16, 2000
--------------------------------------------                                           ----------------
    ARTHUR L. GOLDSTEIN


                                                 Director
--------------------------------------------                                           ----------------
    DAVID P. GRUBER


/s/ John M. Kucharski                            Director                               March 16, 2000
--------------------------------------------                                           ----------------
    JOHN M. KUCHARSKI


/s/ Charles R. Lamantia                          Director                               March 16, 2000
--------------------------------------------                                           ----------------
    CHARLES R. LAMANTIA


/s/ David B. Perini                              Director                               March 16, 2000
--------------------------------------------                                           ----------------
    DAVID B. PERINI


                                                 Director
--------------------------------------------                                           ----------------
    DENNIS J. PICARD

Signature                                         Title                                 Date
---------                                         -----                                 ----


/s/ Alfred Poe                                   Director                               March 16, 2000
--------------------------------------------                                           ----------------
    ALFRED POE


/s/ Bernard W. Reznicek                          Director                               March 16, 2000
--------------------------------------------                                           ----------------
    BERNARD W. REZNICEK


/s/ David A. Spina                               Director                               March 16, 2000
--------------------------------------------                                           ----------------
    DAVID A. SPINA


/s/ Diana Chapman Walsh                          Director                               March 16, 2000
--------------------------------------------                                           ----------------
    DIANA CHAPMAN WALSH


/s/ Robert E. Weissman                           Director                               March 16, 2000
--------------------------------------------                                           ----------------
    ROBERT E. WEISSMAN

     Pursuant to the requirements of the Securities Act of 1933, State Street Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York on the 31st day of March, 2000.

                                            State Street Capital Trust II

                                            By:


                                            /s/ James E. Murphy
                                            -------------------------------
                                            Administrative Trustee


     Pursuant to the requirements of the Securities Act of 1933, State Street Capital Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York on the 31st day of March, 2000.

                                            State Street Capital Trust III

                                            By:


                                            /s/ James E. Murphy
                                            -------------------------------
                                            Administrative Trustee


     Pursuant to the requirements of the Securities Act of 1933, State Street Capital Trust IV certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, and the State of New York on the 31st day of March, 2000.

                                            State Street Capital Trust IV

                                            By:


                                            /s/ James E. Murphy
                                            -------------------------------
                                            Administrative Trustee

                                 Exhibit Index

Exhibit No.       Description

    4.1 Restated Articles of Organization (filed with the Securities and Exchange Commission as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference (File No. 0-5108)).
    4.2 By-laws as amended (filed with the Securities and Exchange Commission as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated by reference).
    4.3 Certificate of Designation, Preference and Rights (filed with the Securities and Exchange Commission as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated by reference).
    4.4 The description of Registrant's Common Stock included in the Registrant's effective registration statement report on Form 10, as filed with the Securities and Exchange Commission on September 3, 1970 and amended on May 12, 1971 and incorporated by reference.
    4.5 Rights Agreement dated as of September 15, 1988 between Registrant and The First National Bank of Boston, as Rights Agent (filed with the Securities and Exchange Commission as
                  Exhibit 4 to Registrant's Current Report on Form 8-K dated September 30, 1988 and incorporated by reference).
    4.6 Amendment to Rights Agreement dated as of September 20, 1990 between Registrant and The First National Bank of Boston, Rights Agent (filed with the Securities and Exchange Commission as Exhibit 4 to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990 and incorporated by reference).
    4.7 Indenture dated as of May 1, 1983 between Registrant and Morgan Guaranty Trust Company of New York, Trustee, relating to Registrant 7 3/4% Convertible Subordinated Debentures due 2008 (filed with the Securities and Exchange Commission as
                  Exhibit 4 to Registrant's Registration Statement on Form S-3 filed on April 22, 1983, Commission File No. 2-83251 and incorporated by reference).
    4.8 Indenture dated as of August 2, 1993 (the "Senior Indenture") between Registrant and The First National Bank of Boston, as trustee relating to Registrant's long-term notes (filed with the Securities and Exchange Commission as Exhibit 4 to Registrant's Current Report on Form 8-K dated October 8, 1993 and incorporated by reference).
    4.9 Instrument of Resignation, appointment, and acceptance, dated as of February 14, 1996 between Registrant, The First National Bank of Boston (resigning trustee) and Fleet National Bank of Massachusetts (successor trustee) (filed with the Securities and Exchange Commission as Exhibit 4.6 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference).
    4.10 Junior Subordinated Indenture dated as of December 15, 1996 (the "Junior Subordinated Indenture") between Registrant and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) (filed with the Securities and Exchange Commission as Exhibit 1 to Registrant's Current Report on Form 8-K dated February 27, 1997 and incorporated by reference).
    4.11 Amended and Restated Trust Agreement dated as of December 15, 1996 relating to State Street Institutional Capital A (filed with the Securities and Exchange Commission as Exhibit 2 to Registrant's Current Report on Form 8-K dated February 27, 1997 and incorporated by reference).
    4.12 Capital Securities Guarantee Agreement dated as of December 15, 1996 between Registrant and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of

                  Chicago) (filed with the Securities and Exchange Commission as
                  Exhibit 3 to Registrant's Current Report on Form 8-K dated February 27, 1997 and incorporated by reference).
    4.13 Amended and Restated Trust Agreement, dated March 11, 1997 relating to State Street Institutional Capital B (filed with the Securities and Exchange Commission as Exhibit 2 to Registrant's Current Report on Form 8-K dated March 11, 1997 and incorporated by reference).
    4.14 Capital Securities Guarantee Agreement dated March 11, 1997 between registrant and Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) (filed with the Securities and Exchange Commission as Exhibit 3 to Registrant's Current Report on Form 8-K dated March 11, 1997 and incorporated by reference).
    4.15 Instrument of Resignation, Appointment and Acceptance dated as of June 26, 1997 among the Registrant, Fleet National Bank (resigning trustee) and First Trust National Association (now known as U.S. Bank Trust National Association) (successor trustee) (filed with the Securities and Exchange Commission as
                  Exhibit 4.15 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.16 Form of Indenture to be entered into by Registrant and the U.S. Bank Trust National Association in connection with the issuance of the Subordinated Debt Securities (filed with the Securities and Exchange Commission as Exhibit 4.16 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.17 Certificate of Trust of State Street Capital Trust II, as filed with the Delaware Secretary of State on March 25, 1998 (filed with the Securities and Exchange Commission as Exhibit
                  4.18 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.18 Certificate of Trust of State Street Capital Trust III, as filed with the Delaware Secretary of State on March 25, 1998 (filed with the Securities and Exchange Commission as Exhibit
                  4.19 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.19 Certificate of Trust of State Street Capital Trust IV, as filed with the Delaware Secretary of State on March 31, 2000.
    4.20 Declaration of Trust of State Street Capital Trust II among State Street Corporation, as Depositor, Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein (filed with the Securities and Exchange Commission as Exhibit 4.21 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.21 Declaration of Trust of State Street Capital Trust III among State Street Corporation, as Depositor, Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein (filed with the Securities and Exchange Commission as Exhibit 4.22 to Registrant's Registration Statement on Form S-3 filed on April 1, 1998, Commission File No. 333-49143 and incorporated by reference).
    4.22 Declaration of Trust of State Street Capital Trust IV among State Street Corporation, as Depositor, Bank One Trust Company, N.A., as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein.
    4.23 Form of Amended and Restated Trust Agreement for each of State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV among State Street Corporation, as Depositor, Bank One Trust Company, N.A. (where applicable, as successor in interest to The First National Bank of Chicago), as Property Trustee, Bank One Delaware, Inc., as Delaware Trustee, and the Administrative Trustees named therein.
    4.24 Form of Capital Security Certificate for each of State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV (included as Exhibit D to Exhibit 4.23).

    4.25 Form of Guarantee Agreement for each of State Street Capital Trust II, State Street Capital Trust III and State Street Capital Trust IV between State Street Corporation, as guarantor, and Bank One Trust Company, N.A. (where applicable, as successor in interest to The First National Bank of Chicago), as trustee.
    5.1 Opinion of counsel to State Street Corporation as to the validity of the Junior Subordinated Debentures, the Guarantees to be issued by the Corporation, the Preferred Stock and Common Stock.
    5.2 Opinion of counsel to State Street Corporation as to the validity of the Warrants to purchase the Debt Securities, Preferred Stock and Common Stock (to be filed by amendment).
    5.3 Opinion of special Delaware counsel to State Street Corporation and State Street Capital Trust II as to the validity of the Capital Securities to be issued by State Street Capital Trust II.
    5.4 Opinion of special Delaware counsel to State Street Corporation and State Street Capital Trust III as to the validity of the Capital Securities to be issued by State Street Capital Trust III.
    5.5 Opinion of special Delaware counsel to State Street Corporation and State Street Capital Trust IV as to the validity of the Capital Securities to be issued by State Street Capital Trust IV.
    12.1 Computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 12.1 to the Annual Report on Form 10-K for the year ended December 31, 1999 of State Street Corporation).
    15.1          Letter of Ernst & Young LLP dated April 3, 2000.
    23.1          Consent of Ernst & Young LLP.
    23.2          Consent of Ropes & Gray (included in Exhibit 5.1).
    23.3 Consent of Richards, Layton & Finger P.A (included in Exhibits 5.3, 5.4 and 5.5).
    24.1 Powers of Attorney (included in the signature pages to this Registration Statement).
    25.1 Form T-1 Statement of Eligibility of U.S. Bank Trust National Association to act as trustee under the Senior Indenture (to be filed by amendment).
    25.2 Form T-1 Statement of Eligibility of Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) to act as trustee under the Indenture and Guarantee Agreements.
    25.3 Form T-1 Statement of Eligibility of Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) to act as trustee under the Amended and Restated Trust Agreement of State Street Capital Trust II.
    25.4 Form T-1 Statement of Eligibility of Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) to act as trustee under the Amended and Restated Trust Agreement of State Street Capital Trust III.
    25.5 Form T-1 Statement of Eligibility of Bank One Trust Company, N.A. (as successor in interest to The First National Bank of Chicago) to act as trustee under the Amended and Restated Trust Agreement of State Street Capital Trust IV.